OFFICE LEASE
                                       at
                           FIRST INTERSTATE BANK PLAZA
                                     Between
                       METROPOLITAN LIFE INSURANCE COMPANY
             AND METROPOLITAN TOWER REALTY COMPANY, INC. (LANDLORD)
                                       And
                            NGC CORPORATION (TENANT)

                          DATED: _______________, 1996

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE ONE BASIC LEASE PROVISIONS..........................................  1
                  1.01     BASIC LEASE PROVISIONS...........................  1
                  1.02     ENUMERATION OF EXHIBITS..........................  1
                  1.03     DEFINITIONS......................................  2

ARTICLE TWO PREMISES, TERM AND FAILURE
     TO GIVE POSSESSION AND TAX ABATEMENT...................................  4
                  2.01     LEASE OF PREMISES................................  4
                  2.02     TERM.............................................  5
                  2.03     DELIVERY CONDITION OF PREMISES...................  5

ARTICLE THREE RENT..........................................................  5

ARTICLE FOUR RENT ADJUSTMENT................................................  5
                  4.01     RENT ADJUSTMENT..................................  5

ARTICLE FIVE SECURITY DEPOSIT...............................................  5

ARTICLE SIX SERVICES........................................................  6
                  6.01     SERVICES TO BE FURNISHED BY LANDLORD.............  6
                  6.02     ELECTRICAL SERVICES..............................  8
                  6.03     TELEPHONE SERVICES...............................  8

ARTICLE SEVEN USE AND CONDITION OF PREMISES.................................  9
                  7.01     USE OF PREMISES..................................  9
                  7.02     LANDLORD ACCESS TO PREMISES...................... 10
                  7.03     QUIET ENJOYMENT.................................. 10

ARTICLE EIGHT MAINTENANCE................................................... 10
                  8.01     LANDLORD'S MAINTENANCE........................... 10
                  8.02     TENANT'S MAINTENANCE............................. 11

ARTICLE NINE ALTERATIONS AND IMPROVEMENTS................................... 11
                  9.01     TENANT'S ALTERATIONS............................. 11
                  9.02     LIENS............................................ 11

ARTICLE TEN ASSIGNMENT AND SUBLETTING....................................... 12
                  10.01    ASSIGNMENT AND SUBLETTING........................ 12
                  10.02    TENANT LIABILITY................................. 13
                  10.03    ASSUMPTION AND ATTORNMENT........................ 13

ARTICLE ELEVEN DEFAULT AND REMEDIES......................................... 13
                  11.01    EVENTS OF DEFAULT AND REMEDIES................... 13
                  11.02    ATTORNEY'S FEES.................................. 16
                  11.03    BANKRUPTCY....................................... 16

ARTICLE TWELVE SURRENDER OF PREMISES........................................ 16
                  12.01    IN GENERAL....................................... 16
                  12.02    LANDLORD'S RIGHTS................................ 16

ARTICLE THIRTEEN HOLDING OVER............................................... 16
                  13.01    HOLDING OVER..................................... 16

ARTICLE FOURTEEN DAMAGE BY FIRE OR OTHER CASUALTY........................... 17
                  14.01    CASUALTY DAMAGE.................................. 17

ARTICLE FIFTEEN EMINENT DOMAIN.............................................. 18
                  15.01..................................................... 18

ARTICLE SIXTEEN INSURANCE................................................... 18
                  16.01    TENANT'S INSURANCE............................... 18
                  16.02    FORM OF POLICIES................................. 18
                  16.03    LANDLORD'S INSURANCE............................. 18
                  16.04    WAIVER OF SUBROGATION............................ 19
                  16.05    NOTICE OF CASUALTY............................... 19

ARTICLE SEVENTEEN LIABILITY................................................. 19
                  17.01    LIABILITY........................................ 19

ARTICLE EIGHTEEN RULES AND REGULATIONS...................................... 20
                  18.01    RULES............................................ 20
                  18.02    ENFORCEMENT...................................... 20

ARTICLE NINETEEN LANDLORD'S RESERVED RIGHTS................................. 20
                  19.01    RESERVED RIGHTS.................................. 20

ARTICLE TWENTY ESTOPPEL CERTIFICATE......................................... 20
                  20.01  IN GENERAL......................................... 20
                  20.02  ENFORCEMENT........................................ 20

ARTICLE TWENTY-ONE RELOCATION OF TENANT..................................... 20

ARTICLE TWENTY-TWO REAL ESTATE BROKERS...................................... 20

ARTICLE TWENTY-THREE MORTGAGEE PROTECTION................................... 21
                  23.01    SUBORDINATION AND ATTORNMENT..................... 21
                  23.02    MORTGAGEE PROTECTION............................. 21

ARTICLE TWENTY-FOUR NOTICES................................................. 21

ARTICLE TWENTY-FIVE MISCELLANEOUS........................................... 22
                  25.01    LATE CHARGES..................................... 22
                  25.02    WAIVER OF JURY TRIAL............................. 22
                  25.03    DEFAULT UNDER OTHER LEASE........................ 22
                  25.04    OPTION........................................... 22

                                       -i-

                  25.05    AUTHORITY........................................ 22
                  25.06    ENTIRE AGREEMENT................................. 22
                  25.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE... 22
                  25.08    EXCULPATION...................................... 22
                  25.09    ACCORD AND SATISFACTION.......................... 22
                  25.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING....... 22
                  25.11    BINDING EFFECT................................... 22
                  25.12    CAPTIONS......................................... 22
                  25.13    APPLICABLE LAW................................... 23
                  25.14    VACATION OF PREMISES............................. 23
                  25.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES...... 23
                  25.16    PARKING.......................................... 23
                  25.17    SIGNAGE.......................................... 23
                  25.18    EXPANSION OPTIONS................................ 23
                  25.19    CONTRACTION OPTION............................... 23
                  25.20    PREFERENTIAL RIGHTS.............................. 23
                  25.21    RENEWAL OPTIONS.................................. 23
                  25.22    PRESS RELEASE.................................... 23
                  25.23    MEMORANDUM OF LEASE.............................. 23
                  25.24    ROOFTOP ANTENNA.................................. 23

                                      -ii-

                                  OFFICE LEASE

                                   ARTICLE ONE
                             BASIC LEASE PROVISIONS

1.01 BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1) BUILDING AND ADDRESS: First Interstate Bank Plaza, 1000 Louisiana Street, Houston, Texas 77002.

(2)      LANDLORD: Metropolitan Life Insurance Company, a New York corporation, and Metropolitan Tower Realty Company, Inc., a Delaware corporation, as tenants in common.

(3)      TENANT:

         (a) Name: NGC Corporation

         (b) State of incorporation or partnership: Delaware

(4)      DATE OF LEASE:  _______________________________, 1996

(5)      LENGTH OF LEASE TERM:  approximately 132 months.

(6) PROJECTED COMMENCEMENT DATE: January 1, 1997, subject to the terms hereof.

(7) PROJECTED EXPIRATION DATE: December 31, 2007, subject to the terms hereof.

(8)      BASE RENT: The base rental rate per annum shall be as follows:

            LEASE YEARS                     RATE/SF OF RENTABLE AREA

                1-2                             $ 0.00
                3-11                            $15.595

(9)      PREMISES shall mean collectively the following:

                      FLOOR                         SQUARE FOOT OF RENTABLE AREA

         The entirety of the sixtieth floor             24,726 square feet
         The entirety of the sixty-first floor          25,191 square feet
         The entirety of the sixty-second floor         25,851 square feet
         The entirety of the sixty-third floor          26,119 square feet
         The entirety of the sixty-fourth floor         26,119 square feet
         The entirety of the sixty-fifth floor          26,119 square feet
         The entirety of the sixty-sixth floor          26,119 square feet
         The entirety of the sixty-seventh floor        26,119 square feet

all as outlined on the floor plans attached to this Lease as EXHIBIT "B", and incorporated herein. The Premises are stipulated for all purposes and shall be deemed to contain 206,363 square feet of Rentable Area, and irrespective of the actual square feet of Rentable Area or Usable Area that might otherwise be calculable pursuant to this Lease or otherwise, such stipulated amounts of Rentable Area shall be the amounts utilized for all applicable purposes in this Lease. The Premises shall include but not be limited to (i) with respect to each single tenant floor, the restrooms on such floor, and (ii) with respect to every square foot of space, the entire vertical space from the top of the concrete floor slab to the bottom of the next higher concrete floor slab. This Lease provides Tenant certain options and rights to lease additional space in the Building. Upon the Tenant leasing any such space in strict accordance with and under the terms and conditions expressly stated herein but not otherwise, the Rentable Area of such space shall be deemed to be a part of the Premises.

(10)     SECURITY DEPOSIT: $0.00.

(11)     TENANT'S USE OF PREMISES: As set forth in Section 7.01.

1.02     ENUMERATION OF EXHIBITS

The exhibits and riders set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A.  Legal Description of Land
EXHIBIT B.  Plan of Premises
EXHIBIT C.  Workletter Agreement
EXHIBIT D.  Rules and Regulations
EXHIBIT E.  Parking
EXHIBIT F.  Signage
EXHIBIT G. Subordination, Non-Disturbance and Attornment Agreement EXHIBIT H. Expansion Option
EXHIBIT I.  Contraction Option
EXHIBIT J.  Preferential Expansion Rights
EXHIBIT K.  Renewal Options
EXHIBIT L.  Janitorial Cleaning Specifications
EXHIBIT M.  Certificate of Commencement Date
EXHIBIT N.  Rent Adjustment
EXHIBIT O.  Cafeteria Rules and Regulations
EXHIBIT P.  Memorandum of Lease
EXHIBIT Q.  Intentionally Deleted
EXHIBIT R.  MG Corporation Property for Removal
EXHIBIT S.  Current Building Standard
EXHIBIT T.  Rooftop Antenna

1.03     DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ACTIVE NEGOTIATIONS: "Active Negotiations" shall mean as between Landlord and any Third Party Prospect, material negotiations consisting of written communications concerning the business terms and issues relating to a Third Party Tenant Lease in the Building which are reasonably continual, other than general solicitation letters to potential tenants to which the receiving tenant does not respond within thirty (30) days. Such negotiations and written communication shall be deemed to be reasonably continual if no more than thirty
(30) days' continuous interruption has occurred in communications during any negotiations or following any date of delivery of proposals or response to proposals or inquiries from either Landlord to the Third Party Prospect or vice versa, whether directly or through their representatives or, if applicable, real estate brokers, consultants and/or managers.

ADDITIONAL AREA: is defined in Paragraph 4 of EXHIBIT "E".

AFFILIATE: Any corporation or other business entity which is currently owned or controlled by, owns or controls, or is under common ownership or control with the entity for which affiliation is determined.

ALLOWANCE: "Allowance" shall mean an amount equal to the product of up to $25.00 times the number of square feet of Rentable Area included in the Premises plus the one time sum of $165,782.00. Tenant may, by notifying Landlord of its election in writing, elect to have Landlord increase the Allowance by an amount not to exceed $5.00 per square foot of Rentable Area included in the Premises ("Allowance Increase"). In the event that Tenant elects to receive an Allowance Increase, the Base Rent will be increased by $.17 per square foot of Rentable Area of the Premises for each $1.00 of Allowance Increase per square foot of Rentable Area of the Premises. If Landlord pays an Allowance Increase, thereafter, references herein to the "Allowance" shall include the sum of the initial Allowance and the Allowance Increase.

BUILDING:  The office building located upon the Land.

BUILDING STANDARD: At the time of execution of this Lease, Building Standard is that standard of type, brand, quality and/or quantity identified on EXHIBIT "S" attached hereto. Building Standard may change after the date of the Lease and, except where otherwise specifically already designated in this Lease, shall be the type, brand, quality and/or quantity of materials and improvements that Landlord designates from time to time, to be the minimum quality and standard quantity constructed in or permitted to be constructed in the Building.

CAFETERIA RULES AND REGULATIONS:  Is defined in EXHIBIT "O".

CENTRE:  (Not Applicable)

COMMENCEMENT DATE: For specific space the earlier of (i) the date Tenant first occupies such portion of the Premises for the purposes contemplated in Section 7.01(a) of this Lease, or (ii) January 1, 1997, which shall for all purposes be the date the Term commences for such specific space. Notwithstanding the January 1, 1997 date aforesaid, as to any space within the Initial Premises which is delivered to Tenant later than the respective Delivery Date for such space as specified in Section 2.03(b), then the Commencement Date as to each such respective space shall be the earlier of (1) the date which is the number of days after January 1, 1997 equal to the aggregate number of days of Landlord Delay and Excusable Commencement Delay, or (2) the date Tenant first occupies such space for the purposes contemplated in Section 7.01(a) of this Lease. The earlier of (i) the date Tenant first occupies at least fifty percent (50%) of the Initial Premises for the purposes contemplated in Section 7.01(a) of this Lease, or (ii) January 1, 1997 (as extended by Landlord Delay and Excusable Commencement Delay, as aforesaid) shall for all purposes be the date the Term is deemed to commence for the purposes of determining the Expiration Date of the Lease ("Term Commencement Date").

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

CRITICAL SERVICES: shall mean (i) HVAC substantially in accordance with Section 6.01(b), (ii) Electrical Services substantially in accordance with Section 6.02,
(iii) water (other than for drinking fountains) and sewer for restrooms, (iv) reasonable access to the Building and elevator service to each floor of the Premises, and (v) parking in the Parking Garage pursuant to EXHIBIT "E" (unless the reasonable equivalent of such parking spaces is provided elsewhere in the Houston Central Business District).

CUMULATIVE AREA:  Is defined in Paragraph 8 of EXHIBIT "J."

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

DEFAULT RATE: The lesser of fifteen percent (15%) per annum, compounded monthly, or the maximum interest rate permitted by law..

ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

EXCESS:  Is defined in EXHIBIT "N."

EXCUSABLE COMMENCEMENT DELAY: Each day of delay in completion of the Tenant Improvements which prevents the occupancy of the Premises by Tenant for normal business purposes solely caused by non-local strikes, riots, acts of God, war, governmental decree, court orders or injunctions or other cause beyond the control of Tenant after the taking of all reasonable preventative measures.

EXCUSABLE DELAYS: Whenever a period of time is herein prescribed for the taking of any action by a party hereto (other than the payment of money) such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays ("Excusable Delays") due to strikes, riots, acts of God, shortages of labor or materials, war, governmental decree, court orders or injunctions, or any other cause beyond the control of such party after the taking of all reasonable preventative measures. Upon the occurrence of any Excusable Delay, the party hereto whose performance is excused shall promptly give written notice thereof to the other party hereto and shall take all reasonable measures to overcome the effects of such events or occurrences. An event of Excusable Delay shall be deemed to have begun on the later of (i) the occurrence of such event or (ii) the date written notice of such event is given to the other party hereto.

EXPENSE STOP: The Operating Costs per square foot of Rentable Area in the Building for the calendar year 1997 (as grossed up in Paragraph 4 of EXHIBIT "N").

EXPIRATION DATE: The last day of the eleventh (11th) full year following the Term Commencement Date. (For example, if the Term Commencement Date is January 1, 1997, then the Expiration Date shall be December 31, 2007).

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

INITIAL LEASE TERM: The Term, excluding any portion thereof constituting part of the Renewal Term.

INITIAL PREMISES: The space located in the Building, described in Section 1.01(9) and depicted on EXHIBIT "B" attached hereto, and stipulated to contain 206,363 square feet of Rentable Area.

LAND: The parcels of real estate on which the Building is located, as legally described in EXHIBIT "A" attached hereto.

LANDLORD DELAY: (a) Each day of delay of delivery of the space to Tenant beyond the Delivery Date for each such space specified in Section 2.03(b), or (b) each day of delay or in completion of the Tenant Improvements which would prevent occupancy of the Premises by Tenant for the purposes contemplated in Section 7.01(a) of this Lease, in either event, solely caused by Landlord's failure to comply with time periods applicable to Landlord set forth in the Workletter or the other obligations of Landlord under this Lease which materially affect the ability of Tenant to commence or complete the Tenant Improvements, or which would prevent the occupancy of the Premises by Tenant for the purposes contemplated in Section 7.01(a) of this Lease, which delay is so designated by Tenant in a written notice to Landlord stating with particularity the Landlord Delay so claimed. Landlord Delay shall begin on the later of (i) the date of commencement of the delay or failure referred to above, or (ii) the date written notice of such event is given by Tenant to Landlord.

LANDLORD'S RENT PROPOSAL:  Is defined in EXHIBIT "K."

LAWS: All laws, ordinances, orders, rules, regulations, restrictions and other requirements of or adopted by any governmental or regulatory body, agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property, including, without limitation, all requirements of the ADA and the TABA.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date for a specific portion of the Premises (unless the Commencement Date for a specific portion of the Premises is the first day of a calendar month in which case beginning on the Commencement Date for such specific portion of the Premises), and each subsequent twelve month, or shorter period (in the case of the final Lease Year) until the Expiration Date.

MONTHLY BASE RENT:  The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Real Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If, in the case of any holiday set forth herein, a day other than the day set forth above shall be observed as such holiday by national banks located in Houston, Texas, then that day observed by national banks in Houston, Texas as such holiday shall constitute the holiday under this Lease.

NORMAL BUSINESS HOURS: 7:00 a.m. to 7:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, but not on Sundays and exclusive of National Holidays.

OPERATING COSTS:  Is defined in EXHIBIT "N."

PREMISES: The space located in the Building, described in Section 1.01(9) and depicted on EXHIBIT "B" attached hereto.

PREVAILING MARKET RENTAL RATE:  Is defined in EXHIBIT "K."

PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

REAL PROPERTY:  The Property excluding any personal property.

RELEVANT BUILDINGS:  Is defined in EXHIBIT "K."

RENEWAL TERM:  Is defined in EXHIBIT "K."

RENT: Collectively, Monthly Base Rent, Rent Adjustments and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENTABLE AREA OF THE BUILDING:  1,721,242 square feet.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(9), which represents the sum of (1) the "Usable Area" within the Premises (i.e., the gross area enclosed by the interior surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line separating the Premises from Service Areas and the corridor side of walls separating the Premises from Common Areas) plus (2) a pro rata part of the Common Areas within the Building, such proration to be based upon the ratio of the Usable Area within the Premises to the total Usable Area within the Building existing as of the date of this Lease, including the area encompassed by any columns or other structural elements which provide support to the Premises and/or the Building. Rentable Area shall not include any Service Areas.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Costs. The Rent Adjustments shall be determined and paid as provided in EXHIBIT "N" attached hereto.

SECURITY DEPOSIT:  (Not applicable)

SERVICE AREAS: "Service Areas" shall mean those areas within the outside walls used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

SHELL IMPROVEMENTS: (i) lay-in acoustical ceiling grid with acoustical ceiling tile inventory stored on the floor on which the Premises are located; (ii) central air conditioning and heating ducts and diffusers in a placement deemed typical by Landlord; (iii) lay-in fluorescent light fixtures in a placement deemed typical by Landlord; (iv) sprinkler heads in a placement deemed typical by Landlord; and (v) miniblinds.

SUBSTANTIALLY COMPLETE: The completion of improvements, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done and which do not materially affect the use thereof.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including those of any tax consultant and reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TEMPORARY OFFICE SPACE: Is defined in Section 2.01(b).

TEMPORARY STORAGE SPACE:  Is defined in Section 2.01(c).

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises pursuant to Section 9.01.

TENANT IMPROVEMENTS:  Are defined in the Workletter.

TENANT'S RENT PROPOSAL:  Is defined in EXHIBIT "K."

TERM: The term of this Lease commencing on the Term Commencement Date and expiring on the Expiration Date.

TERM COMMENCEMENT DATE: The date defined within the definition of Commencement Date above.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

TERMINATION FEE:  Is defined in Section 2.01(d).

THIRD PARTY PROSPECT:  Is defined in EXHIBIT "J."

UPS:  Is defined in Section 6.02(f).

WASTE MANAGEMENT REQUIREMENTS:  Are defined in Section 7.01(c).

WORKLETTER: The Agreement regarding the manner of completion of the Initial Improvements, attached hereto as EXHIBIT "C".

THIRD PARTY TENANT LEASE:  Is defined in EXHIBIT "J."

                                   ARTICLE TWO
         PREMISES, TERM AND FAILURE TO GIVE POSSESSION AND TAX ABATEMENT

2.01     LEASE OF PREMISES

         (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

         (b) Landlord hereby grants Tenant the option to lease the entirety of the 44th Floor and/or the 45th Floor in the Building ("Temporary Office Space") for the purpose of providing temporary office space during construction of the Tenant Improvements, by notice delivered to Landlord not later than August 1, 1996. Failure of Tenant to deliver such notice by such date shall automatically terminate Tenant's rights to this option. In the event Tenant elects to exercise this option by written notice to Landlord, such lease will be subject to all of the terms and conditions of this Lease, except: (i) the rental rate per square foot of Rentable Area shall be $3.00 per year (or prorated for any part thereof); (ii) the Temporary Office Space shall be delivered and rented on an "AS IS" basis and Landlord shall have no obligation whatsoever for providing any improvements or funds for improvement to the Temporary Office Space; (iii) the term of the lease on the Temporary Office Space shall be from the date Tenant begins its occupancy of such space until the occurrence of the Commencement Date regarding the final portion of the Initial Premises to be occupied (or such earlier date as this Lease is terminated). In no event shall Tenant have additional parking rights in connection with the Temporary Office Space.

         (c) Landlord hereby grants Tenant the option to lease up to 25,000 square feet in the Building ("Temporary Storage Space"), which may be on one or more floors, for the purpose of providing Tenant storage space. The location of the Temporary Storage Space will be designated by Landlord in its sole discretion. In the event Tenant elects to exercise this option by written notice to Landlord, such lease on the Temporary Storage Space will be subject to all of the terms and conditions of this Lease, except (i) the rental rate for the Temporary Storage Space will be equal to the Operating Costs for such space during the term of Tenant's lease of the Temporary Storage Space and shall be paid monthly; (ii) the Temporary Storage Space will be delivered and rented on an "AS IS" basis and Landlord shall have no obligation whatsoever for providing any services (other than freight elevator services), improvements, or funds for improvement to the Temporary Storage Space; and (iii) the term of the lease of the Temporary Storage Space shall, at Landlord's option, terminate on or after the date that ninety percent (90%) of the Rentable Area of the Building is under lease. Landlord may require the Tenant to relocate the Temporary Storage Space to any space within the Building at any time and from time to time following thirty (30) days written notice to Tenant. Tenant shall be solely responsible for any costs incurred in relocating the Temporary Storage Space. Tenant may terminate its lease of the Temporary Storage Space at any time upon thirty (30) days written notice to Landlord. In no event shall Tenant have any additional parking rights in connection with the Temporary Storage Space.

         (d) Provided Tenant does not receive from the City of Houston and Harris County, Texas, a tax abatement for Tenant's personal property on the Premises, and further provided Tenant delivers to Landlord an amount equal to the sum of (i) $2,100,000.00, plus (ii) the total of all amounts expended by Landlord pursuant to the provisions of the EXHIBIT "C" Workletter ("Termination Fee"), Tenant shall have the option, which must, in any event, be exercised by delivery of written notice to Landlord on or before forty-five (45) days after the date hereof, to terminate this Lease and all of Tenant's obligations hereunder (except obligations in this Lease which by their terms, survive the termination of this Lease and the obligations in this
Section 2.01(d). In no event shall Landlord be obligated to pay any commissions in connection with this Lease until after forty-five (45) days after the date hereof, and then only if Tenant has not exercised its option to terminate provided in this Section 2.01(d). Further, in the event Tenant elects to exercise its option to terminate this Lease pursuant to this Section 2.01(d), no commission shall be due on the Termination Fee.

         (e) In no event shall Landlord have any liability or responsibility under any tax abatement agreements entered into by Tenant and Tenant agrees to reimburse Landlord all costs and expenses (including attorneys' fees and expenses) incurred by Landlord in connection with any tax abatement agreements affecting the Building or Tenant. FURTHER, TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY AND ALL LIABILITY, CLAIMS, OR DAMAGES (INCLUDING ATTORNEYS' FEES AND EXPENSES) FOR LEASING COMMISSIONS DUE OR ALLEGED TO BE DUE IN CONNECTION WITH THIS LEASE IF THIS LEASE IS TERMINATED AS PROVIDED IN SECTION 2.01(D), OR IN CONNECTION WITH THE TERMINATION FEE REQUIRED TO BE PAID BY TENANT IF IT ELECTS TO EXERCISE ITS OPTION TO TERMINATE PROVIDED IN SECTION 2.01(D).

2.02     TERM

         (a) Notwithstanding the fact that the Commencement Date will occur at a date subsequent to the date of execution of this Lease, all rights under this Lease shall vest upon execution hereof by both parties and the leasehold estate created by this Lease shall be fully binding and in full force and effect from the date of execution of this Lease and continuing until the expiration of the Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

         (b) If, as the sole result of Landlord Delay, the Commencement Date for each of Floors 60 through 67, inclusive, has not occurred by September 1, 1997 (as same may be extended by Excusable Delay), then thereafter Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord at any time prior to the date Landlord delivers the entirety of Floors 60 through 67, inclusive, to Tenant.

         (c) Tenant and Landlord shall execute a Certificate of Commencement Date in the form attached hereto as EXHIBIT "M" confirming the Commencement Date for each respective portion of the Premises and, as applicable, the Term Commencement Date, within thirty (30) days of the occurrence thereof.

2.03     DELIVERY CONDITION OF PREMISES

         (a) The Initial Premises (together with all additional space leased pursuant to EXHIBITS "H" AND "J"), (collectively called the "Space") shall be delivered to Tenant and accepted by Tenant "AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED" and in accordance with the schedule set forth in Section 2.03(b); provided, that Tenant's sole remedies with respect to a failure to deliver Space in accordance with the schedule set forth below shall be a delay in the Commencement Date as provided in the definition thereof in Section 1.03 and the termination right in Section 2.02(b). Without limiting the generality of the foregoing, but subject to Landlord's repair and maintenance obligations set forth in this Lease, Landlord shall deliver the Space and Tenant shall accept the Space without any warranty or representation as to (i) the nature or quality of the construction, structural design and/or engineering of the Building, Basic Construction of the Building or Space; (ii) the existence of Shell Improvements in all or any portion of the Premises; (iii) the quality of the labor or material included in the Building, Basic Construction of the Building and/or Space; (iv) the presence or absence of any hazardous substance or matter within or about the Building, Basic Construction of the Building or Space (other than as set forth below); or (v) the fitness of the Space for the purposes contemplated by Tenant.

         (b)
                         SCHEDULE FOR DELIVERY OF SPACE

                     FLOORS                    DELIVERY DATE

            Floors 60 through 62                   8/1/96

            Floors 63 through 64               30 days after lease execution

            Floors 65 through 66                   8/1/96

            Floor 67                               9/1/96

         (c) Notwithstanding the foregoing, MG Corporation shall be entitled to remove specific property and fixtures upon its vacation of Floors 65 and 66 which specific property and fixtures are more specifically described on EXHIBIT "R" attached hereto.

                                  ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the property management office specified in
Section 24(b)(1), or to such other persons, or at such other places designated by Landlord by notice given in accordance with the terms of this Lease, without any prior demand therefor in immediately available funds and without any deduction whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent shall be prorated for partial months within the Term. No interest shall be due on any Unpaid Rent if same is paid prior to the end of any grace period provided in this Lease, however, unpaid Rent shall bear interest at the Default Rate from the date due until paid if the same is not paid within any applicable grace period. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                  ARTICLE FOUR
                                 RENT ADJUSTMENT

4.01     RENT ADJUSTMENT

The Base Rent payable hereunder shall be adjusted ("Rent Adjustment") from time to time in accordance with EXHIBIT "N" attached hereto.


                                  ARTICLE FIVE
                                SECURITY DEPOSIT

(Not applicable.)

                                   ARTICLE SIX
                                    SERVICES

6.01     SERVICES TO BE FURNISHED BY LANDLORD

Landlord agrees to use reasonable efforts to furnish to or for the benefit of Tenant at or for the benefit of the Premises throughout the Term (other than when unavailable due to maintenance or repair) the following facilities, utilities and services, in accordance with the following provisions:

         (a) From and after the date when Tenant commences construction of Tenant Improvements, facilities for hot water and cold domestic water in restrooms, toilets and other locations (including drinking fountains), sufficient and of a quality and pressure necessary for lavatory and drinking fountains; and sewer service for applicable parts of the Premises.

         (b) Central heat, ventilation, and air conditioning in season within tolerances normal for buildings similar to the Building located in the Central Business District of Houston, Texas. The foregoing notwithstanding, the parties acknowledge that the design specifications for the Building's central heat, ventilation, and air conditioning levels upon which such levels of services for the Building are based on the following: (i) density factors of not more than one (1) person per one hundred fifty (150) square feet of Usable Area nor more than 3.5 watts of electrical heat load per square foot of Usable Area of each area served, inside space conditions of 75(degree) F. dry bulb and 45% relative humidity when outside conditions are 98(degree) F. dry bulb and 80(degree) wet bulb; (ii) the total scheduled air conditioning capacity for each floor of the Premises is no greater than 36 tons; (iii) that said 36 tons of air conditioning is designed to air condition each such floor to 75(degree) F.D.B. ambient air at the following interior load conditions: (x) 150 square feet of Usable Area per person; (y) 2 watts/per square foot of Usable Area lighting load; and (z) 1.5 watts/per square foot of Usable Area power load; and (iv) with respect to ventilation, is further based upon the following criteria: outdoor air will be added to the Premises at an approximate rate of 0.10 cubic feet per minute per square foot of floor area. Notwithstanding the foregoing, Tenant acknowledges that the 71st Floor of the Building has 27 tons of air conditioning capacity. All additional central heat, ventilation, and air conditioning required (if any) to heat, ventilate, or air condition the Premises, or that is otherwise requested by the Tenant for the Premises which requires additional equipment and/or which results in Landlord providing additional hot or chilled water (as the case may be) to service such additional requirements, shall be metered at Tenant's sole cost and expense, billed to the Tenant on a monthly basis and paid for by Tenant promptly upon receipt of an invoice therefor. Such additional hot and chilled water consumption necessitated pursuant to the foregoing will be determined as measured by BTU meters and submeters installed (at Tenant's cost as aforesaid) and further maintained in good order and repair all at Tenant's expense. Heating and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the request of Tenant delivered to Landlord in such general manner as is then in effect for other tenants in the Building. Landlord shall use reasonable efforts to furnish to Tenant HVAC services for the Premises during Normal Business Hours. In addition, Tenant shall bear the cost of additional service ("Additional HVAC Service Cost"). The Additional HVAC Service Cost is currently $25 per hour per air handler, which cost is subject to change. The Additional HVAC Service Cost shall not exceed the then prevailing per hour charge generally charged, from time to time, by Landlord to other tenants in the Building. Such charges by Landlord shall be paid as additional Rent with the next following payment of Monthly Base Rent due hereunder after presentation of a statement therefor by Landlord.

         (c) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building reasonably in keeping with the standards of comparable Class A high rise office buildings located in the Central Business District, Houston, Texas.

         (d) Janitor service, exclusive of National Holidays, in accordance with the cleaning specification attached hereto as EXHIBIT "L." Landlord has the right to reasonably modify the cleaning specifications and adjust such service as Landlord deems necessary from time to time so long as the level of cleaning service is not materially reduced. If Tenant's floor covering or other improvements require special treatment, Landlord shall have no obligation to service same unless Landlord has entered into an agreement with Tenant to do so, in which event, Tenant shall pay the additional cleaning cost attributable thereto as additional Rent with the next following payment of Monthly Base Rent due hereunder after presentation of a statement therefor by Landlord. Landlord's provision of janitor service shall in no way reduce Tenant's obligations regarding waste management required under Section 7.01 of this Lease, and Tenant agrees to comply with Landlord's requests with respect to waste management as may be required pursuant to the provisions of said Section 7.01(c).

         (e) All fluorescent bulbs, starters and ballasts replacement in the Premises, which are specified in Section 6.02(a) of this Lease, necessary to maintain the lighting consistent with such standards and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas. To the extent that the bulb replacement in the Premises is other than as so specified in such standards, then in such event, such bulb replacement shall be provided by Landlord at Landlord's actual cost of materials and replacement bulbs, plus an additional administrative charge of fifteen percent (15%) imposed by Landlord thereon.

         (f) Elevator service to each floor of the Premises (and escalator service between the tunnel and street levels, between floors 34 and 35, and between floors 58 and 59) for access to and from the floors of the Building upon which the Premises are located; provided, however, that Landlord may limit the number of elevators & escalators to be in operation for purposes of inspection, repair and maintenance and for other similar temporary purposes, but at all times during Normal Business Hours Landlord shall use reasonable efforts to provide at least four (4) operational elevators for Tenant's non-exclusive use and shall during times other than Normal Business Hours provide at least two (2) operational elevators for Tenant's non-exclusive use. Landlord may require use of an Entry Card (as described below) to utilize such elevators during times other than Normal Business Hours, so long as it is the same Entry Card as is used for access to the Building. Landlord shall cooperate with Tenant in implementing such reasonable elevator programming and control procedures as Tenant shall reasonably request in order to ensure elevator service to the Premises consistent with Tenant's security requirements, all at Tenant's cost. The freight elevator shall be subject to reasonable scheduling requirements as may be adopted from time to time by Landlord, consistent with the needs of Tenant, Landlord and other tenants of the Building. Notwithstanding the aforesaid, except as provided in the Work Letter the passenger elevators serving the Premises shall not be used to carry freight, and Tenant shall abide by all reasonable rules established by Landlord regarding the elevators.

         (g) Access to the Building before and after Normal Business Hours in the form of special limited access entry cards ("Entry Cards") for Tenant, its permitted sublessees, and their respective employees and other persons performing services for Tenant for which security purposes Tenant shall be fully responsible. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the "Parking Garage" as defined in and pursuant to the terms of EXHIBIT "E." Landlord agrees to provide Tenant with the number of Entry Cards for access to the Building requested by Tenant, but not in excess of three (3) cards per 1,000 square feet of the Rentable Area contained within the Premises. However, Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, reasonably determine. The current cost required for a replacement card is $10.00 per card. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware, by notice from Tenant. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises; and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease. Landlord reserves the right, to the extent also applied to other tenants in the Building, to discontinue the use of Entry Cards at any time.

         (h) Subject to the other provisions hereof, security personnel, equipment, procedures and systems generally consistent with comparable Class A high-rise office buildings located in the Central Business District of Houston, Texas. With respect to personnel, security shall include, but not be limited to, a roving uniformed guard (such person, among other responsibilities, to be generally available to walk Tenant's employees and/or visitors to their cars during hours of darkness) in the Parking Garage from 7:00 a.m. to midnight, 7 days per week (exclusive of National Holidays), and at least one (1) stationary guard as currently located in or about the command operation center currently located on Level P-2 of the Basement Garage 24 hours per day, (however, Landlord reserves the right to change the location of the command operation center from time to time), including weekends and National Holidays. Tenant shall have the right to install, at its sole cost, expense, and risk (a) access control equipment compatible with the Building's security system to limit and monitor after-hours elevator and premises access to any Single Tenant Floor in the Premises and (b) stairwell access control systems to facilitate Tenant's use of the Building stairwell for access between and among any floors of the Building on which Tenant may occupy space. The foregoing notwithstanding, Tenant acknowledges that it has inspected the Property with respect to the security services (including the form of Entry Cards and in person security personnel, from time to time, present on the Property) being provided on the date of this Lease and Tenant agrees that Landlord need not provide any further security personnel, equipment, procedures or systems on the date of this Lease. Furthermore, Tenant acknowledges that the Building's stairwells are non-smoking areas, and Tenant shall use reasonable efforts to prevent and prohibit Tenant's employees, agents and invitees from smoking in the stairwells. Furthermore, Tenant agrees that any access control system installed by Tenant must be compatible with, tie-into and not interfere with or restrict the Building's access control system or fire or life-safety systems. Except as set forth in this Paragraph, Landlord shall not be (i) under any duty of any kind, express or implied, to provide, on an ongoing basis, security for the Building or any portions thereof or on any portion of the Property, (ii) obligated to upgrade any existing security (whether as a result of new technology that may exist or as may hereafter be developed) in or for other buildings (Class A or otherwise) whether in the Central Business District of Houston, Texas or elsewhere. Landlord makes no representation or warranty as to the effectiveness of any security provided hereunder, either now or in the future (either as to personnel or as to level or quality of service) or any procedures related thereto, from all of which Landlord is expressly released from any act or omission.

         (i) To the extent that any of the services or amenities required to be provided by Landlord pursuant to the terms of this Lease require electricity, gas and water supplied by public utility companies, Landlord's covenants hereunder shall only impose on Landlord the obligation to furnish whatever electricity, gas and water the public utility companies furnish. Except as provided in Section 6.01(j) below and any other applicable provisions of this Lease, no interruption or malfunction of any utility service shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant's requirements or, except as expressly set forth in this Lease, entitle Tenant to be relieved from any of Tenant's obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Tenant any right to set-off, abatement, or recoupment. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including, without limitation, Landlord's compliance with any Law, shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof, except as expressly set forth in this Lease. Should any equipment or machinery furnished by Landlord breakdown or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall, except as expressly set forth in this Lease, have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

         (j) In the event of an interruption of any of the Critical Services to the Premises which is not caused by Tenant or Tenant's agents, employees, officers, contractors, subcontractors, customers or invitees, and which results in all or any part of the Premises being rendered unusable by Tenant in the same general manner that the Premises were being used by Tenant immediately prior to such interruption, then as Tenant's sole and exclusive remedies and relief:

                  (i) to the extent such interruption continues for three (3) consecutive business days following receipt by Landlord from Tenant of notice of the existence of such interruption, Tenant will be entitled to an equitable abatement of Base Rent and other Rent commensurate with that portion of the Premises actually affected by such interruption for such number of days, calculated on a per square foot of Rentable Area basis, beginning with the date of such interruption and terminating the first day after any such interruption is Cured by Landlord. "Cured" shall mean Landlord, having resumed furnishing the interrupted Critical Service on a continual basis to the extent furnished prior to such interruption or having again rendered the Premises (or relevant portion) suitable for use by Tenant in the same manner as used prior to the event giving rise to such interruption, irrespective of whether or not Tenant then actually recommences use of the portion of the Premises previously affected; and

                  (ii) in the event that the interruption of such Critical Services was not a result of or in connection with fire or other casualty (in which case the provisions of Article Fourteen of this Lease rather than this Sub-section shall apply with respect to Tenant's rights of termination of this Lease) and to the extent such interruption also results in the Tenant being unable to use and Tenant actually does not use the Premises (or relevant portion thereof) and (A) such interruption and non-use is caused by the gross negligence of the Landlord, continues to exist on a daily consecutive basis, and is not Cured by Landlord within three (3) months after receipt by Landlord of notice from Tenant of the existence of such interruption, or (B) such interruption and non-use is caused by a failure of the Critical Services to be furnished for any reason other than an act or omission of Tenant or Tenant's agents, employees, officers, contractors, subcontractors, customers or invitees which failure is not Cured by Landlord within 180 days after receipt by Landlord of the aforementioned notice, then Tenant, at its option may (subject to the other terms set forth below with respect to Tenant's right of termination), terminate this Lease and all of its obligations for the remaining balance of the Term of this Lease with respect only to the portion of the Premises so affected by such interruption and non-use, by giving written notice of such termination to Landlord within ten (10) days from the expiration of the 90-day period or the 180-day period, as applicable. Provided, however, in the event such interruption results in Tenant being unable to use and Tenant actually does not use fifty percent (50%) or more of the Rentable Area of the Premises, then Tenant, at its option, may (subject to other terms set forth below with respect to Tenant's right of termination) terminate this Lease and all of its obligations for the remaining balance of the Term as to the entirety of the Premises by giving written notice of such termination to Landlord within ten (10) days from the expiration of the 90-day period or the 180-day period, as applicable. Failure to give such notice within such periods shall be deemed to be a waiver thereof by Tenant for all purposes, as the case may be. If Tenant shall elect to terminate this Lease as provided above, the Base Rent and any and all other Rent payable by Tenant to Landlord hereunder shall be apportioned and paid up to the date of such termination, except as otherwise abated as permitted under the terms hereof but not otherwise. Any provision of this Lease to the contrary notwithstanding, the periods of time referred to in this Section 6.01(j)(ii) shall not be affected by Excusable Delays.

                  If Tenant is entitled to an abatement of Rent for a period for which Tenant has paid such Rent in advance, Tenant may deduct the amount of such abatement from any future Rent or, at Tenant's request, Landlord shall refund such amount to Tenant.

6.02     ELECTRICAL SERVICES

Tenant's use of electrical services furnished by Landlord shall be subject to the following:

         (a) Proper facilities so as to enable the appropriate utility company to furnish electrical facilities for a total connected load of two (2) watts per square foot of Usable Area of power for high voltage (277/480v) electrical requirements ("Tenant's High Voltage Power Load") and four (4) watts per square foot of Usable Area for low voltage (120/208v single phase) electrical requirements ("Tenant's Low Voltage Power Load") (Tenant's Low Voltage Power Load and Tenant's High Voltage Power Load collectively shall mean "Tenant Standard Electrical Power"). All Tenant Standard Electrical Power shall be supplied by Landlord and paid for by Tenant as a part of its proportionate share of Operating Costs; provided, however, any Low Voltage Power consumed in the Premises in excess of .43 kilowatt hours per square foot of Usable Area within the Premises per month and any electricity for any item that requires a voltage other than 120/208v single phase will be considered to be in excess of Tenant's Low Voltage Power Load and will be separately metered and billed to Tenant on a monthly basis. All low voltage electrical consumption will be measured by Landlord or Landlord's representatives, utilizing electrical meters installed and maintained at Tenant's sole cost and expense. Such low voltage meters shall be installed on a floor by floor basis, connected to Landlord's central electrical metering processor and system to facilitate the timely recording and calculating of Tenant's total electrical consumption to establish Tenant's use of Tenant's Standard Electrical Power. All electrical consumption in excess of Tenant's Standard Electrical Power allowance will be billed to Tenant as additional rent on a monthly basis. Notwithstanding the above, high voltage power used for Building standard lighting will not be metered unless the Building standard allowance for lighting (defined as Tenant's High Voltage Power Load in Tenant Standard Electrical Power described above) is exceeded. Such high voltage meters shall be installed and maintained at Tenant's sole cost and expense on a floor by floor basis (meters may be installed to meter electrical distribution which supplies power to multiple floors to the same tenant), connected to Landlord's central electrical metering processor and system to facilitate the time recording and calculating of Tenant's total electrical consumption to establish Tenant's use of Tenant's Standard Electrical Power. Meters shall communicate individually to the central processing unit with a pulsed, voltage or current signal output. All electrical consumption in excess of Tenant's Standard Electrical Power allowance will be billed to Tenant as additional rent on a monthly basis.

         (b) The electrical facilities in the Building available for Tenant's use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord's written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises. Tenant covenants and agrees that at all times its use of electrical current will never intentionally exceed the Tenant's proportionate share of the capacity of existing feeders to the Building or the high rise buss risers or wiring installations.

         (c) Notwithstanding the aforesaid, Tenant may elect to upgrade the electrical capacity serving the Initial Premises to have up to an average total connected load of 9.0 watts of low voltage electrical capacity per square foot of Usable Area, 2.5 watts per square foot of Usable Area for high voltage lighting, 1.75 watts per square foot of Usable Area for computer room HVAC and fan coil units, and 1.50 watts low voltage per square foot of Usable Area for additional growth. Should Tenant expand, Tenant shall have the right to designate one (1) additional floor to have up to 19.5 watts per square foot of Usable Area combined high and low voltage capacity. All other floors leased by Tenant during the term may have up to 9.5 watts per square foot of Usable Area combined high and low voltage capacity. Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant's installation of any wiring, risers, transformers, electrical panels, or air conditioning if, in Landlord's sole judgment, the same are not necessary or would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Landlord's refusal to install, or withholding of consent for Tenant's installation of, any such electrical facility or equipment.

         (d) Tenant shall pay to Landlord, upon demand, the cost of the consumption of electrical service in excess of the Standard Building Capacity at rates determined by Landlord which shall be in accordance with any applicable laws.

         (e) Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary electrical service. If Landlord gives any such notice, Tenant will contract directly with the applicable public utility for the supplying of such electrical service to the Premises.

         (f) Subject to the express conditions hereinafter set forth and not otherwise, Tenant shall have the right to install, maintain and operate, at its sole cost, expense and risk, an electrical power generator and facilities related thereto (collectively, the "UPS") to provide emergency power solely for its operations in the Premises. The express conditions to the right granted to Tenant in the preceding sentence are: (1) that the exact location, specifications, exhaustion and venting, installation and manner of operation thereof shall (i) be subject to the prior written approval of Landlord in its sole discretion; (ii) be subject in all respects to the terms of this Lease;
(iii) be subject to Tenant obtaining at its sole cost and expense, all permits and licenses required in connection therewith; (iv) shall be subject to the strictest compliance by Tenant with all Laws; and (v) be subject to the terms of the Workletter; (2) that such UPS not affect in any adverse manner, as reasonably determined by Landlord, or in any way be incompatible with, the mechanical, electrical, security, life safety and/or plumbing systems of the Building and the structure of the Building; (3) that such UPS not cause the discharge or release of any Hazardous Materials or disturb any existing Hazardous Materials (if any); (4) that the installation, operation (both during Normal Business Hours and/or thereafter), testing and/or maintenance thereof shall not cause or create a dangerous or hazardous condition or interfere or disturb other tenants or occupants of the Building; (5) THAT TENANT AGREES TO AND DOES HEREBY INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY AND ALL LIABILITIES, LOSSES, COSTS, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) INCURRED BY LANDLORD AND ARISING OUT OF ANY CLAIMS OR CAUSES OF ACTIONS RESULTING FROM SUCH INSTALLATION, OPERATION AND/OR USE of the UPS; (6) that Landlord shall have no liability of any kind with respect to such UPS or for any costs of maintenance or repair related thereto; (7) that the UPS not be visible outside of the Premises, and if any portion thereof is located outside of the Premises, said portion (and all matters related thereto) including the aesthetics thereof, be fully satisfactory in all respects, to Landlord, in Landlord's sole judgment; (8) that Tenant hereby agrees to comply with all safety and testing procedures necessary or prudent in connection with the operation of same; and (9) that Tenant hereby agrees to subject itself and condition its installation, operation and use thereof on all reasonable requirements, as determined in Landlord's sole judgment, that Landlord may request in connection therewith.

6.03     TELEPHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord (except to the extent already approved in the Workletter attached hereto). Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Costs for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon the Termination Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

                                  ARTICLE SEVEN
                          USE AND CONDITION OF PREMISES

7.01     USE OF PREMISES

         (a) Tenant shall only use and occupy the Premises primarily for general business office purposes and secondarily for the following special purposes in connection therewith: the operation of computer facilities for Tenant's business; air-conditioning equipment, telephone switch and other equipment and services relating to Tenant's regular business (provided that such regular business of Tenant does not include any telecommunications-type business or services now or in the future); cafeteria and lunchroom facilities (including vending machines) solely for use by Tenant's employees and visitors ("Cafeteria Facilities"); coffee bars solely for use by Tenant's employees and visitors; executive or other dining areas (including kitchen facilities in support thereof) solely for use by Tenant's employees and visitors; conference facilities solely for use by Tenant's employees and visitors; physical fitness training rooms (including showers, saunas, bathrooms, and exercise rooms) solely for use by Tenant's employees and visitors; nurse's station solely for use by Tenant's employees and visitors; duplicating and other printing operations for Tenant's business; document shredding facilities for Tenant's business; a credit union solely for use by Tenant's employees; travel services solely for use by Tenant's employees; provided that Tenant shall first obtain any and all licenses and permits which may be required in connection with such special purposes and Tenant's use of the Premises shall be in compliance with all other provisions of this Lease and all Laws. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, constitutes waste, creates a nuisance or unreasonable annoyance to Landlord or any other tenant, or which would cause Landlord's insurance coverage to be cancelled or which would increase the cost of insurance coverage with respect to the Building (unless Tenant agrees to pay the cost of such increase). In addition to the foregoing, Tenant's use of the Cafeteria Facilities shall be subject to the Cafeteria Rules and Regulations which are attached to this Lease as EXHIBIT "O" and made a part hereof for all purposes.

         (b) Subject to the terms of this Lease, Tenant shall have the right, on a non-exclusive basis in common with other tenants of the Building and other parties (except as hereinafter expressly provided) and subject to the rights of public utilities, to use the following areas of the Building and the Property on the following basis:

                  (i) Tenant shall have the right to use, and on Single Tenant floors occupied only by Tenant, the exclusive right to control access to and from, the Building stairwells on floors on which the Premises are located; provided, however, such use and control of access must be in compliance with applicable Laws, must not obstruct the fire stairwell, and further provided that Tenant must pay for all costs and expenses of installing, operating and maintaining access control systems within the Premises in excess of that installed in the other stairwells of the Building. Tenant's rights herein are subject to the prohibition of smoking in the stairwells and the requirement that Tenant's access control system must be compatible with and not restrict Landlord's system, as more specifically referenced in Section 6.01(h).

                  (ii) Tenant shall have the non-exclusive right to use the Common Areas including, without limitation, all lobbies and restrooms (other than lobbies and restrooms on floors occupied entirely by one tenant or within such tenant's premises), public corridors, tunnels, stairways (exclusive of any internal stairways which are wholly located within a tenant's premises, as to which such tenant shall have the exclusive right to use), elevators, entranceways, landscaped areas, sidewalks, driveways, all service roads, loading docks, public mailrooms and all other common areas, facilities and appurtenances which, from time to time, benefit and serve, or are designated and intended to benefit and serve, tenants of the Building, subject to the Building and Property Rules and Regulations; the foregoing notwithstanding Landlord shall have the right to close off, on a temporary basis, any such areas for any purposes permitted by this Lease and as may be necessary to prevent any dedication thereof to the public.

         (c) Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within the Premises or any portion of the Building or the Property, any asbestos-containing materials or any solid, liquid, or gaseous material now or hereafter considered toxic or hazardous under any applicable Environmental Laws which may now or hereafter be in existence, provided, however, the foregoing provision shall not prevent the use on the Premises of typical office supplies and cleaning products (if used in compliance with all applicable Environmental Laws) and Tenant shall be responsible for the costs of any cleanup or other costs of remediation which relates to Tenant's violation of this provision. Without limiting its obligations under Article Eighteen (and the Rules and Regulations attached to this Lease as EXHIBIT "D"), Tenant covenants and agrees to comply with all Laws and all rules and guidelines now or hereafter made applicable to the Premises respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, the disposal of which is not otherwise the express obligation of Landlord under this Lease, including, without limitation, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with Waste Management Requirements applicable to the conduct of its business at the Premises. TENANT COVENANTS AND AGREES TO INDEMNIFY, DEFEND, PROTECT AND HOLD THE INDEMNITEES HARMLESS FROM AND AGAINST ALL LIABILITY (INCLUDING COSTS, EXPENSES AND ATTORNEYS' FEES) THAT INDEMNITEES MAY SUSTAIN BY REASON OF TENANT'S BREACH OF ITS OBLIGATIONS UNDER THIS SECTION 7.01(C). Tenant's indemnity under this
Section 7.01(c) shall survive the termination of this Lease. Tenant covenants and agrees to comply with all reasonable rules and regulations established by Landlord to enable Landlord from time to time to avail itself of the lowest rate available for the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, provided (unless required by Law) such rules and regulations do not materially inconvenience Tenant or its employees or cause Tenant increased costs. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

         (d) Tenant agrees to comply with all requirements of the Americans with Disabilities Act [Public Law 101-336 (July 26, 1990) ("ADA")] and the Texas Architectural Barriers Act [Article 9102, Tex. Rev. Civ. St. (1993)] applicable to the Premises, Building and Property to accommodate its employees, invitees and customers in accordance with the provisions of this paragraph. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises to accommodate Tenant's employees, customers and invitees, but Tenant shall not be responsible for making any additional accommodations or alterations to the Building or the Property except those accommodations and alterations which are to accommodate Tenant's employees, customers and/or invitees and which exceed standard ADA requirements for the Building and/or the Property. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under either such Act and any provision of the Lease which could arguably be construed as authorizing a violation of either Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.

         (e) Landlord and Tenant acknowledge that the Texas Architectural Barriers Act, Art. 9102, Tex. Civ. Stat. Ann. (1994), and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as "TABA") establish requirements for accessibility and barrier removal. The parties hereby agree that: (1) Tenant shall be responsible for compliance with TABA, including, without limitation, submission (through the Property manager) of required plans and documents to the State of Texas for approval of accessibility design features, in connection with the work set forth in the Workletter attached hereto, if any, and any other construction or alterations to the Premises during the Term; and (2) Landlord shall be responsible for compliance with TABA, including, without limitation, submission of required plans and documents to the State of Texas for approval of accessibility design features, in connection with construction or alterations to the Common Areas, except that Tenant agrees to be responsible for such compliance in connection with any such work which may be necessitated solely as a result of Tenant's use of the Premises.

7.02     LANDLORD ACCESS TO PREMISES

         (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises at any time in the event of an emergency, or during Normal Business Hours (after reasonable prior verbal notice) to inspect the Premises, to perform extraordinary janitorial and other services, to conduct safety and other testing in the Premises, to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable, and for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord's rights under this Section are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights. Janitorial and cleaning services shall be performed after Normal Business Hours. Except as aforesaid, any entry or work by Landlord may be during Normal Business Hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises, however, any such interference shall not be a default by Landlord. Notwithstanding the foregoing, Landlord shall use reasonable efforts to give Tenant prior written notice of its intent to enter upon the Premises (except in the case of emergencies) to perform repairs to portions of the Premises containing Tenant's trading activities, main frame or principal computer, telephone switching equipment and executive areas, which activities shall be performed by Landlord, if reasonably possible, in such areas at times other than during Normal Business Hours. Landlord's obligation under the preceding sentence shall be conditioned upon Tenant first providing Landlord with a diagram satisfactory to Landlord depicting the location of such areas of the Premises. Tenant shall pay to Landlord upon demand the costs and expenses incurred by Landlord in excess of the costs and expenses which would have been incurred by Landlord if the repairs were performed during Normal Business Hours. To the extent pursuant to this Lease the Tenant is solely responsible for repairs on the Premises, Tenant shall pay the entirety of the costs and expenses of performing such repairs regardless of when the repairs are performed.

         (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease. Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises, however, any such interference shall not be a default by Landlord.

         (c) Landlord may do any of the foregoing, or undertake any of the inspection or work described in and subject to the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

7.03     QUIET ENJOYMENT

Landlord covenants that so long as there is then no existing Event of Default by Tenant under this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord.


                                  ARTICLE EIGHT
                                   MAINTENANCE

8.01     LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall reasonably maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, Common Areas, Service Areas, curtainwall, exterior windows of the Building, and equipment used to provide the services referred to in Section 6.01, consistent with maintaining and operating the Building in the same manner as other comparable Class A high rise office buildings located in the Central Business District, Houston, Texas. Notwithstanding the aforesaid, (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) subject to Section 16.04 below, the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property, or the use of, any adjacent or nearby building, land, street, or alley except as provided in Section 17.01.


8.02     TENANT'S MAINTENANCE

Tenant shall, at its own cost and expense, reasonably maintain and repair the Premises, and shall not commit or allow any waste to be committed on any portion of the Premises or to the Building, and at the termination of this Lease shall deliver up the Premises to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted and subject to the provisions of Section 9.01(b) hereof. Any repairs or maintenance shall be completed with materials of as good as or better quality than the original materials.


                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01     TENANT'S ALTERATIONS

         (a) Tenant agrees not to make or allow to be made any alterations or physical additions (including fixtures) to the Premises, install any vending machines (unless such machines are for the exclusive use of Tenant's employees) on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Landlord in each such instance, which consent may be given or withheld on such conditions as Landlord may deem appropriate; provided, however, Tenant shall be permitted, at Tenant's sole cost and expense, to make minor alterations, additions, installations or improvements to the interior of the Premises (but not any area located on the lobby level of the Building) without Landlord's prior written consent. For the purposes hereof an alteration, addition, installation or improvement shall be deemed to be minor if, but only if: (i) it is non-structural in nature; (ii) it does not adversely involve or affect, directly or indirectly to any material degree, as may be determined by Landlord in its sole judgment, reasonably exercised, the Building's mechanical, electrical, plumbing, security or life-safety systems; and (iii) it does not cause the discharge or release of any toxic or hazardous substances, or disturb any existing toxic or hazardous substances (if any), or otherwise violate applicable Laws, now or hereafter in existence. Any repairs or maintenance shall be completed with materials of as good as or better quality than the original materials. Tenant shall also be permitted, at Tenant's sole cost and expense, to install interior stairwells between floors within the Premises; provided, however, space located in any internal stairwell shall be deemed a part of the Premises and, accordingly, subject to all of the terms, provisions and conditions of this Lease. Landlord shall have the right at any time to cancel Tenant's right to use the stairwells in the event such use thereof becomes illegal or prohibited by applicable Laws. Tenant agrees that, with respect to any permitted or deemed permitted alterations, additions, installations or improvements, all such work shall be performed by Tenant in strict compliance with all applicable Laws, and at its sole cost and expense and it will furnish Landlord copies of all "as built" plans, pertaining thereto, such information to be in form sufficient for Landlord to place such information in Landlord's data base system (which currently is in Autocadd Release No. 12 format) for the Building. The contractor to perform such work for Tenant shall be subject to Landlord's prior reasonable written approval; provided, however, that so long as
(i) Tenant is utilizing a contractor approved by Landlord pursuant to the Work Letter with respect to the Tenant Improvements and (ii) so long as such contractor does not default under its obligations under any such construction contract, then Landlord's consent shall be deemed given Tenant to utilize such contractor to provide permitted or deemed permitted alterations, installations or improvements to the Premises if such alterations, installations or improvements are completed prior to the end of the second Lease Year. Tenant agrees not to place anything in the Premises which exceeds the structural and weight-bearing capability (which may vary in different floor areas) at any location on the floor of the Premises, based on the structural and weight-bearing capabilities of the Building, which information as to weight-bearing capability Landlord shall deliver to Tenant within sixty (60) days from the date hereof.

         (b) Any and all alterations, additions, installations or improvements to the Premises, including without limitation escalators, glass walls, signage, partitions, internal stairwells, improvements made on elevator cross-over floors or related improvements to the elevators themselves, security desks and equipment, shall become part of the Premises and shall remain the property of Landlord upon termination of this Lease or Tenant's right to possession (except for movable equipment and furniture owned by Tenant). At the time of such termination, Landlord may, nonetheless, require Tenant to remove, at Tenant's sole cost and expense (except as expressly provided below) and with a contractor or contractors first approved in writing by Landlord (which approval shall not be unreasonably withheld) or Landlord may elect to itself remove, at Tenant's sole cost and expense, which in such case shall be limited to the actual and reasonable costs incurred by Landlord, any and all of the following: escalators, if any, glass walls and other lobby level improvements (including built-in security desks and equipment) made by Tenant, if any, Signage, the internal stairwells (if any) (collectively "Special Additional Improvements"); provided, however, with respect to the removal of the Special Additional Improvements, if required by Landlord to be removed, such removal must be accomplished by Tenant within ninety (90) days of such termination, but otherwise subject to all of the other terms hereof relating to removal of such additions; provided, however, the cost to remove the internal stairwells and the restoring of the pertinent floor slabs to their original condition upon removal of the internal stairwells (but not any other Special Additional Improvements), if so requested to be removed by Landlord (but not otherwise), shall be shared equally by Landlord and Tenant. Tenant shall be responsible for repairing any damage to the Premises or the Building resulting from the removal of any Special Additional Improvements or Tenant's personal property and for restoring the Premises, the Building or any areas, as applicable, to their condition existing prior to the making of such improvements, including, without limitation, restoring the floor slabs to their original condition upon removal of the internal stairwells and escalators. In the event that Landlord so elects, and Tenant fails to remove the Special Additional Improvements, Landlord may remove the Special Additional Improvements at Tenant's cost, and Tenant shall pay Landlord on demand all actual and reasonable costs (except for the portion of such costs to be borne by Landlord as set forth herein) incurred in removing the Special Additional Improvements. Notwithstanding the foregoing, Tenant shall have no obligation to repair or restore any thru-slab areas that existed as of the delivery of same to Tenant (stairwell between sixty-fifth (65th) and sixty-sixth (66th) floors). At the expiration or other termination of this Lease as to all or a portion of the Premises, or upon the termination of Tenant's right to possession, Tenant shall remove from the Premises, or such portion thereof, Tenant's personal property (including movable equipment and furniture) within thirty (30) days after such expiration or other termination, and shall be responsible for repairing any damage to the Premises or the Building resulting from the removal of any of such personal property. Except as may otherwise be provided in the Workletter, all Tenant Alterations shall be at Tenant's cost, and, to the extent separately assessed by the applicable taxing authorities, Tenant shall pay all ad valorem taxes and increased insurance on the Tenant Improvements in excess of the Allowance, otherwise such costs shall be payable by Tenant to Landlord upon demand as Rent.

9.02     LIENS

Tenant shall use reasonable efforts to not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty (30) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof.

If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may bond around or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.


                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING

10.01    ASSIGNMENT AND SUBLETTING

         (a) Tenant shall have the right, without the consent of Landlord, to assign this Lease, in whole but not in part, or sublease the Premises or any portion thereof, to, or to permit the occupancy of any portion of Premises only to the following provided Tenant gives Landlord prior written notice and provided the same does not conflict with the sub-leasing criteria itemized in Sub-Section 10.01(f): (i) an Affiliate of Tenant; (ii) British Gas Corporation but not to exceed 20,000 square feet of the Premises; and/or (iii) an entity which acquires, by merger or otherwise, all or substantially all of the capital stock or assets of Tenant, and, provided further, no assignment or sublease to such parties shall relieve Tenant of any liability hereunder. Except as provided in the immediately preceding sentence, neither Tenant, nor Tenant's legal representatives or successors-in-interest by operation of law or otherwise, shall assign this Lease or any interest therein, sublease the Premises or any portion thereof, or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises without the prior express written consent of Landlord, which consent may be given or withheld by Landlord in its sole discretion and any attempt to do any of the foregoing without the prior express written consent of Landlord, shall be void and of no effect AB INITIO. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Notwithstanding the foregoing, Tenant may sublease all or any portion of the Premises provided (i) Tenant gives written notice of its intent to sublease all or a portion of the Premises at least thirty (30) days prior to the date the Tenant desires to sublease and in such notice specifies the space, terms of the proposed agreement, the identity of, and all available information on, the proposed subtenant previously provided to Tenant by such proposed sublessee, and such other information as Landlord shall reasonably request; (ii) no advertising of such space shall imply in any manner that Tenant or any Tenant representative is a representative of the Building, or has such authority; (iii) no signage shall be displayed advertising any portion of the Premises for sublease; (iv) Landlord's consent will be given (and will not be conditioned or unreasonably delayed) unless Landlord has the right under Sub-section 10.01(f) to refuse its consent; and (v) Landlord does not exercise its option to terminate pursuant to
Section 10.01(b) the portion of the Premises proposed to be subleased.

         (b) In the event Tenant requests Landlord's permission as to any such assignment or sublease (other than to an Affiliate of Tenant) Landlord shall have the right and option (but no obligation), as of the requested effective date of such assignment or sublease, to terminate this Lease as to the portion of the Premises with respect to which Landlord has been requested to permit (1) such assignment for the remainder of the Term, or (2) such sublease for the term of the sublease. If Landlord so terminates this Lease as to such portion of the Premises, all of Tenant's rights and obligations with respect to such portion of the Premises (including, without limitation, the Rent applicable thereto) that would have accrued thereafter will terminate. At the end of the sublease term for which Landlord so terminated, the portion of the Premises subleased shall automatically be and become part of the Premises and subject to all of the terms and conditions of this Lease for the remainder of the Term.

         (c) In the event of any such attempted assignment or attempted sublease or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Premises (or any portion thereof) without the prior express written consent of Landlord, such attempted assignment or attempted sublease shall be deemed automatically void and of no effect AB INITIO and Tenant shall be deemed to be in default of its obligations hereunder.

         (d) Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

         (e) Except as otherwise specifically provided in this Section 10.01, if Tenant requests Landlord's consent to an assignment of the Lease or subletting of all or part of the Premises, Landlord shall either (i) approve such sublease or assignment (but no approval of an assignment or sublease shall relieve Tenant of any liability hereunder), or (ii) in the case of a request for an assignment, terminate this Lease for the remainder of the Term, upon twenty (20) days' notice, whether or not Landlord wishes to directly lease any space in this Building to any such proposed assignee, or (iii) in the case of a request for a sublease, terminate this Lease for the term of the sublease, with respect to the space requested to be sublet, upon twenty (20) days' notice, whether or not Landlord wishes to directly lease any space in the Building to any such proposed subtenant, or (iv) refuse to consent, provided, however, if Landlord shall fail to notify Tenant in writing of its decision within a twenty (20) day period after Landlord is notified in writing of the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such assignment or subleasing; provided, however, Tenant may thereupon give Landlord a second written notice of such proposed assignment or sublease, and if Landlord shall fail to notify Tenant in writing of its decision within a ten (10) day period after receipt of such second notice, then Landlord shall be deemed to have consented to such assignment or subleasing.

         (f) With respect to Landlord's consent to a sublease, the following are the only reasons Landlord may refuse its consent, and the same reasons shall preclude, at Landlord's option, any further subleasing of all or any portion of the Premises by any Successor:

                  (i) the proposed subtenant is a tenant in the Building; provided, however, Landlord shall not refuse to approve such sublease to such proposed subtenant if Landlord either does not have available, or the ability to make available, the same square footage space in the Building to lease to such proposed subtenant, unless one of the following other reasons for refusal also exists; or

                  (ii) the proposed subtenant is a Third Party Prospect in Active Negotiations with Landlord concerning space in the Building; or

                  (iii) the proposed subtenant's use of the Premises would violate the use clause of the Lease; or

                  (iv) the proposed subtenant is either a governmental agency, a school or similar operation or a medical-related practice; or

                  (v) in Landlord's reasonable judgment, the proposed subtenant would substantially and materially diminish the value or reputation of the Building; or

                  (vi) the proposed subtenant's use of the Premises would conflict with any other of the Building's tenants' exclusive rights; or

                  (vii) the occupancy of the Premises by the proposed subtenant would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (unless Tenant agrees to pay the cost of such increase); or

                  (viii) an Event of Default at such time exists.

         (g) Each of the Successors shall fully observe all covenants of this Lease including, without limitation, engaging only in uses of the Premises that complies with the primary use provision of Section 7.01(a), and no consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under Section 7.01(a). No assignment or subletting by Tenant or any of the Successors, whether or not with Landlord's consent, shall ever relieve Tenant of any obligation under this Lease and Tenant shall remain fully liable hereunder. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Section 10.01 shall be void. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by a sublessee or assignee of Tenant shall be subject to the provisions of this Section 10.01 as if it were a proposed sublease or assignment by Tenant. The restriction against an assignment or sublease described in this Article Ten shall be deemed to include a restriction against Tenant's mortgaging its leasehold estate as well as against an assignment or sublease which may occur by operation of law. If, at the time an Event of Default occurs under this Lease, and the Premises or any part thereof have been sublet, Landlord, in addition to any other remedies herein provided or available at law or in equity, may, at its option, collect directly from such subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against the Rent due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder or construed to create any type of privity of contract between Landlord and any such sublessee. Each assignee of this Lease shall execute a document (in form and content reasonably satisfactory to Landlord) in favor of Landlord acknowledging and agreeing, as an express condition of the validity of the assignment of this Lease, that such assignee assumes and agrees to perform all the obligations of Tenant hereunder. Each sublessee of all or a portion of the Premises shall likewise execute a document (in form and content reasonably satisfactory to Landlord) in favor of Landlord acknowledging and agreeing, as an express condition of the validity of the sublease of such portion of the Premises, that such sublessee acknowledges and agrees that all of its rights under any such sublease are expressly subject, inferior to and subordinate to the terms and conditions of this Lease.

10.02    TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent.

10.03    ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.


                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01    EVENTS OF DEFAULT AND REMEDIES

         (a) Each of the following events shall be deemed to be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any Rent or other sum of money due and payable hereunder and such failure shall continue for a period of ten (10) days after notice from Landlord ; provided, however, Tenant shall only be entitled to receive two (2) such notices during any calendar year, and thereafter, during the remainder of such calendar year, it shall be an Event of Default if Tenant shall fail to pay any Rent or other sum of money due and payable hereunder for a period of ten (10) days after the date such sum is due;

                  (ii) Tenant shall fail to comply with any provision of this Lease not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of sixty (60) days after written notice of such default is delivered to Tenant; provided, however, that in case of emergency resulting from such failure of Tenant to comply with any such provision not requiring the payment of money, Landlord may commence remedial actions immediately upon notice to Tenant. If the nature of the default is such that it cannot be cured with the exercise of Tenant's good faith diligent efforts within such 60-day period, and provided that Tenant shall promptly commence and diligently proceed to cure such default within thirty (30) days after written notice of such default is delivered to Tenant, and provided that Tenant provides Landlord with a satisfactory written explanation of why such default has not been cured within such 60-day period, then Tenant shall have a reasonable additional period (not to exceed one hundred eighty (180) days) from the date of Landlord's notice to cure such default, provided Tenant undertakes such curative action within the thirty (30) day period and diligently and continuously proceeds with such curative action (and provided that Excusable Delays shall not operate to extend said one hundred eighty (180) day period). This subsection 11.01(a)(ii) shall not apply to a default under Article Twenty. Notwithstanding the aforesaid, nothing herein shall prohibit Landlord from taking whatever action it deems reasonable and necessary to cure such default in the event of an emergency or to prevent waste;

                  (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant;

                  (iv) Tenant shall abandon any portion of the Premises (provided, however, Tenant shall not be deemed to have "abandoned" the Premises so long as (1) Tenant timely pays all Base Rent and other sums of money due hereunder and (2) the Premises do not appear to be either abandoned or unsightly;

                  (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

                  (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or any petition in bankruptcy is filed by Tenant or against Tenant by Tenant's creditors, which petition remains undischarged for a period of sixty (60) days;

                  (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant; or

                  (viii) failure of Tenant to execute an Estoppel Certificate timely in accordance with the provisions of Section 20.02.

         (b) Upon the occurrence of any Event of Default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except for such notice expressly required by Section 11.01(a)(i) or (ii) or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

                  (i) terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord;

                  (ii) terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease);

                  (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease including, without limitation, the right to remove and store Tenant's property located therein; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and

                  (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

         (c) In the event Landlord elects to re-enter and take possession of the Premises after an Event of Default, Tenant hereby waives notice of such re-entry and repossession and of Landlord's intent to re-enter and retake possession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in or future Rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. In addition, the provisions of Article Thirteen (Holding Over) hereof shall apply with respect to the period from and after the giving of notice of such repossession by Landlord. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Landlord's right to enter the Premises may be accomplished by Landlord without service or notice or resort to legal process and without being guilty of any trespass or becoming liable for any loss or damage and without any liability therefore.

         (d) In the event that Landlord elects to terminate this Lease upon an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all Rents and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the total of:

                  (i) the cost of recovering the Premises,

                  (ii) the cost of removing the Special Additional Improvements and the cost of removing and storing Tenant's and other occupant's property located in the Building,

                  (iii) the costs of reletting the Premises, or portion thereof (including, without limitation, brokerage commissions),

                  (iv) the cost of decorations, demolitions, repairs, changes, alterations, and additions to the Premises to a condition, reasonably necessary to release the space, whether accomplished in one or more steps or phases,

                  (v) the cost of collecting such amounts from Tenant hereunder,

                  (vi) (in the event that Tenant's default constitutes a material breach) damages in an amount equal to the difference between
         (1) the total Base Rent due under this Lease for the remainder of the Term and (2) the then fair market rental value of the Premises during such period, such differences to be discounted to present value at a rate of ten percent (10%) per annum (such difference, as so discounted, the "Discounted Future Rent"), and

                  (vii) any other sums of money or damages that may be owed to Landlord as the result of default by Tenant or the exercise of Landlord's rights at law or in equity.

In such event, Landlord shall have no responsibility to attempt to relet the Premises or to apply any rentals received by Landlord as a result of any such reletting to Tenant's obligations hereunder; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent hereunder, shall be immediately due and payable to Landlord upon demand. To the extent Landlord is obligated by law to mitigate its damages, mitigation for these purposes shall only mean that Landlord agrees to list or advertise the Premises for rent in accordance with Landlord's standard advertising and rental policies, and to rent the Premises to prospective tenants only if there are no other comparable available leasehold premises in the Building or in other projects of Landlord or its Affiliates in the Central Business District of Houston, Texas.

         (e) In the event that Landlord elects to take possession of the Premises and terminate Tenant's right to occupy the Premises without terminating this Lease, Tenant shall remain liable, and shall pay to Landlord, from time to time, on demand, any deficiency between the total Base Rent as it becomes due under this Lease for the remainder of the Term and rents, if any, which Landlord is able to collect from another tenant(s) for the Premises, or portion thereof, during the remainder of the Term ("Rental Deficiency"). In addition, Tenant shall be liable for and shall pay to Landlord, on demand, an amount equal to:

                  (i) the cost of recovering possession of the Premises,

                  (ii) the cost of removing the Special Additional Improvements and the cost of removing and storing Tenant's or any other occupant's property located in the Building,

                  (iii) the costs of reletting the Premises, or applicable portion thereof, and whether accomplished in one or more phases (including, without limitation, brokerage commissions),

                  (iv) the cost of decorations, demolitions, changes, alterations, and additions to the Premises, or applicable portion thereof, to a condition, reasonably necessary to release the space, and whether accomplished in one or more phases,

                  (v) the cost of collection of the rent accruing from any such reletting,

                  (vi) the cost of collecting any sums billable to Tenant by Landlord hereunder, and

                  (vii) any other sum of money or damages that may be owed to Landlord as a result of Tenant's default or the exercise of Landlord's rights at law or in equity.

Landlord may file suit to recover any sums falling due under the terms hereof from time to time, and no delivery to or recovery by Landlord of any portion of the sums due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. Nothing contained herein shall be deemed to require Landlord to relet the Premises. Any sums received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord hereunder, but in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above the Base Rent provided in this Lease to be paid by Tenant to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the Premises or applicable portion thereof, that Landlord may deem necessary or advisable, but not more costly than the then improvements. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Event of Default. In such event (but only in the event that Tenant's Event of Default constitutes a material breach), Landlord may elect to terminate Tenant's right to occupy the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the Discounted Future Rent. In such event, Landlord shall have no responsibility to attempt to relet the Premises or to apply any rentals received by Landlord as a result of any such reletting to Tenant's obligations hereunder; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent hereunder, shall be immediately due and payable to Landlord upon demand. To the extent Landlord is obligated by law to mitigate its damages, mitigation for these purposes shall only mean that Landlord agrees to list or advertise the Premises for rent in accordance with Landlord's standard advertising and rental policies, and to rent the Premises to prospective tenants only if there are no other comparable available leasehold premises in the Building or in other projects of Landlord or its Affiliates in the Central Business District of Houston, Texas.

         (f) In addition to the remedies set forth in Section 11.01(b) of this Lease, upon the occurrence of any Event of Default by Tenant under the Lease with respect to which Landlord elects to either terminate the Lease, or without terminating the Lease, to terminate Tenant's possession of the Premises, Landlord shall be entitled to receive, in lieu of the portions of the Rent that would otherwise be collectible by Landlord under this Section 11.01 and that are attributable thereto, a cash payment from Tenant on demand in an amount equal to all unamortized "Reimbursable Costs" (as defined below), terminate any remaining lease concessions which have not yet accrued under the Lease, and terminate all of Tenant's parking and signage rights under the Lease. As used herein, the term "Reimbursable Costs" shall mean the total of (i) the difference between the average monthly Base Rent payable by Tenant over the entire Term and the average monthly Base Rent payable by Tenant from the Commencement Date to the date of default multiplied by the number of months from the Commencement Date through the date of default; and (ii) the aggregate dollar amount which has been paid and/or is payable by Landlord to or on behalf of Tenant under the Lease, including, without limitation, (x) any brokerage commissions, (y) any Allowances (for leasehold improvements or otherwise) and (z) any expenses incurred in relocating or terminating the leasehold rights of existing tenants in order to accommodate Tenant for this Lease. Since the Reimbursable Costs were incurred by Landlord in reliance upon Tenant fully performing Tenant's obligations under the Lease and are or were to be recovered by Landlord as a component of Rent, Tenant hereby acknowledges that Landlord will be damaged, upon a default by Tenant, in an amount equal to the aggregate dollar value of the Reimbursable Costs which have not yet been amortized by Tenant as a result of the payment of such Rent. Reimbursable Costs shall be deemed to be amortized by Tenant on a pro rata basis for each calendar month during that part of the Term for which Tenant has paid rent, commencing with the third full Lease Year. No amortization shall occur with respect to any month for which Tenant has not paid rent hereunder. Unamortized Reimbursable Costs shall accrue interest at the rate of ten percent (10%) per annum, compounded monthly, during the Term. Notwithstanding the provisions of this Sub-section 11.01(f), nothing contained herein is intended to nor shall it be interpreted so as to duplicate any other remedies or recoveries set forth in any other provisions of this Lease.

         (g) This Article Eleven shall be enforceable to the maximum extent allowed by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No act or failure to act by Landlord or its agents during the Term shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

         (h) Except as elsewhere provided in this Lease, Landlord shall be in default hereunder with respect to any obligation of Landlord under this Lease (other than an obligation involving the payment of money to Tenant as referenced below) in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within sixty (60) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. If the nature of the default is material and such that it cannot be cured with the exercise of Landlord's good faith diligent efforts within such 60-day period, and provided that Landlord provides Tenant with a satisfactory written explanation of why such default has not been cured within such 60-day period, then Landlord shall have a reasonable additional period (not to exceed one hundred eighty (180) days from the date of Tenant's notice) to cure such default, provided Landlord undertakes such curative action within the sixty (60) day period and diligently and continuously proceeds with such curative action. Except as elsewhere provided in this Lease, in no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Except as elsewhere provided in this Lease Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. If Landlord owes any amount to Tenant under or in connection with this Lease and such amount is not paid within fifteen (15) days after Landlord receives written notice from Tenant, Tenant shall have the right to give Landlord a second written notice, and if such amount is not paid within ten (10) days after Landlord receives said second notice, then Landlord shall be in default hereunder. In the event of a conflict between Landlord's rights and obligations set forth in this Sub-section 11.01(h) and Paragraph 3 of EXHIBIT "N," the provisions of Paragraph 3 of EXHIBIT "N" shall prevail. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord as referenced in Section 23.02. TENANT AND LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES AND FOREVER RELINQUISHES ANY AND ALL CLAIMS OR RIGHTS THAT SUCH PARTY MAY HAVE TO ANY TRIAL BY JURY ON ANY ISSUE ARISING OUT OF ANY LITIGATION OR DISPUTES OR CLAIMS UNDER THIS LEASE OR IN ANY WAY ASSOCIATED THEREWITH, SUCH PARTY INTENDING TO WAIVE AND FOREVER RELINQUISH ANY RIGHT UNDER THE SEVENTH AMENDMENT OF THE UNITED STATES CONSTITUTION TO TRIAL BY JURY AND ANY CLAIMS OR RIGHTS UNDER THE CONSTITUTION OF THE STATE OF TEXAS OR ANY OTHER CONSTITUTIONAL OR STATUTORY OR OTHER PROVISIONS DEALING WITH TRIAL BY JURY.

         (i) Except with respect to those counterclaims or claims by Tenant which, under the laws of the State of Texas, may only be asserted in the hereafter referred to proceedings brought by Landlord or be forever barred if not asserted in said proceedings, in the event Landlord commences any proceedings against Tenant for nonpayment of rent or any other sum due and payable by Tenant hereunder, Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings; and in the event Tenant interposes any such counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion by Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted.

         (j) Landlord may seek to have restrained or enjoined any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained. The remedies of Landlord hereunder, including, without limitation, injunctive relief, shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one party ("first party") is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature or breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

11.02    ATTORNEY'S FEES

In the event either party hereto finds it necessary to bring an action at law or other proceeding against the other party to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys' fees by the other party, and, in the event any judgment is secured by such prevailing party, all such costs and attorneys' fees shall be included in any such judgment. The reasonableness of such costs and attorneys' fees shall be determined by the court and not the jury. With respect to any monetary claim, in order for a prevailing party to recover attorneys fees, such party must be awarded at least fifty percent (50%) of the highest amount which such party claimed at any time in such suit.

11.03    BANKRUPTCY

Subject to all of the restrictions upon assignment and subleasing set forth in Article Ten, the following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

         (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

         (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in- possession or by Tenant's trustee (the "Electing Party") must provide for:

         The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen
         (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

         (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                    (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

                  (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

         (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.


                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES

12.01    IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted, and subject to the provisions of Article Nine, Article Fourteen and Article Fifteen. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, Tenant's trade fixtures, furniture and equipment, and such Tenant Alterations which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove other Tenant Alterations in accordance with the Article Nine, and any Tenant Alterations containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Alterations, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord, subject to Article Nine. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors subject to Article Nine. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, or make any such repairs as required above, Landlord may, at Tenant's expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's expense such restoration or repair work as Landlord deems necessary or advisable.

12.02    LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d).


                                ARTICLE THIRTEEN
                                  HOLDING OVER

13.01    HOLDING OVER

         (a) If on or before ninety (90) days prior to the expiration of the Term, Tenant gives Landlord written notice that it desires to remain in the Premises after the end of the expiration of the Initial Lease Term, then Tenant, provided there is then no Event of Default, shall have the right to extend the Term for a period of thirty (30) days (the "Holdover Period") and during such period shall pay, as liquidated damages for the entire Premises, an amount equal to 150% of the Base Rent and 150% of the Excess in effect immediately prior to the date of commencement of the Holdover Period together with any other sums to which Landlord is entitled under this Lease. During such Holdover Period, Tenant shall not be entitled to any rental or lease concessions.

         (b) During any holding over after the Holdover Period, there shall be a tenancy at sufferance relationship between Landlord and Tenant, and during such period Tenant shall pay an amount equal to one hundred fifty percent (150%) of the Base Rent and one hundred fifty percent (150%) of the Excess in effect immediately prior to such holding over period, and Landlord shall have the right to pursue any and all remedies available to evict the Tenant from the Premises and in addition pursue any and all remedies available at law or equity, with respect to any damage or loss actually suffered by Landlord as a result of such holding over, including without limitation (i) all claims for damages by any other tenants to whom Landlord may have leased all or any part of the Premises and (ii) for all other losses, costs and expenses, including reasonable attorneys fees, and (iii) all consequential damages sustained or incurred by reason of such holding over.

         (c) In addition to Landlord's other rights under this Section, if Tenant's holding over (including the Holdover Period) pursuant to this Section
13.01 prevents Landlord from delivering all or any portion of the Premises to a new tenant for the Premises, then Tenant shall pay the applicable percentage of Base Rent and the Excess described in (a) above for the holdover period for the entire portion of the Premises to be leased to such new tenant, regardless of whether Tenant actually holds over with respect to all of such portion of the Premises.

         (d) Except as expressly provided for the Holdover Period, no holding over by Tenant after the expiration of the Term of this Lease shall be construed to extend the Term of this Lease or give rise to any renewal or other option(s) in favor of Tenant. Tenant's access to the Premises for the purpose of removing Special Additional Improvements and other permitted access to the Premises during the first ninety (90) days after the expiration of the Term shall not constitute a holding over.


                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01    CASUALTY DAMAGE

         (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be damaged such that substantial alteration or reconstruction of the Building shell, in Landlord's sole but reasonable opinion, is required (whether or not the Premises shall have been damaged by such casualty) which will take in excess of two hundred ten (210) days to repair, or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall advise Tenant in writing ("Repair Notice") of Landlord's election and of the estimated time to complete restoration of the Building and/or the Premises to the condition same were in immediately prior to the occurrence of the damage. If such estimated restoration time for the Premises is longer than one hundred eighty (180) days after the date of such occurrence, then Landlord shall have the option (at Landlord's expense) of moving Tenant to another space in the Building similar in size to that part of the Premises which were damaged and improved to at least Building Standard ("Substitute Space") for Tenant to occupy until the damaged Premises is repaired and ready for Tenant to re-occupy. Provided, that such casualty was not caused by Tenant, and in the event that Landlord is unable to provide Tenant with a Substitute Space within thirty (30) days after the date of the Repair Notice, then within thirty (30) days thereafter Tenant may give notice to Landlord of Tenant's intention to terminate this Lease and, unless Landlord shall provide Tenant with a Substitute Space during said thirty (30) day period, then this Lease shall terminate within thirty (30) days after the date of Tenant's notice of election to terminate, and Tenant shall thereupon vacate the Premises. The failure of Tenant to timely notify Landlord of Tenant's election to terminate this Lease shall be deemed to be Tenant's election not to terminate this Lease. If Tenant elects not to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building shell and Shell Improvements located on the Premises. When the repairs described in the preceding sentence have been completed by Landlord, Landlord shall then complete the restoration of all improvements in excess of the Shell Improvements pursuant to the final working drawings and specifications approved by Landlord pursuant to the Work Letter ("Improvements Restoration"). Landlord shall not be obligated to expend for the completion of the Improvements Restoration a sum in excess of a dollar amount equal to the dollar amount of the "Allowance" ("Reconstruction Allowance"). Except for the Reconstruction Allowance, all cost and expense of completing the Improvements Restoration shall be borne by Tenant and the amount of such excess, as determined by Landlord, is herein referred to as the "Reconstruction Excess". Fifty percent (50%) of the Reconstruction Excess (as then estimated by Landlord) shall be paid by Tenant to Landlord, in cash, prior to commencement of the Improvements Restoration. After substantial completion of the Improvements Restoration, but prior to reoccupancy of the Premises by Tenant, Tenant shall pay Landlord, in cash, an amount equal to ninety percent (90%) of the then unpaid balance of the Reconstruction Excess (as then estimated by Landlord). As soon as a final accounting can be prepared and submitted to Tenant, Tenant shall pay Landlord, in cash, the entire unpaid balance of the Reconstruction Excess, based on Landlord's final cost. Each increment of the Reconstruction Excess payable by Tenant to Landlord shall be paid by Tenant within ten (10) days after a written request therefor by Landlord to Tenant. Tenant shall not be entitled to receive any credit or payment with respect to any portion of the Reconstruction Allowance not actually spent upon restoration of the Premises. Notwithstanding anything herein seemingly to the contrary, if Landlord elects to rebuild the same and neither party has elected to terminate as aforesaid, then Landlord shall have the continuing option (at Landlord's expense) of moving Tenant to a Substitute Space for Tenant to occupy until the damaged Premises is repaired and ready for Tenant to re-occupy. Provided, however, in the event that Landlord is unable to either (i) repair the Premises or (ii) provide Tenant with a Substitute Space within two hundred ten (210) days following such casualty as such period may be extended by Excusable Delays, and provided that such casualty was not caused by Tenant, then, within ten (10) days following such two hundred ten (210) day period, Tenant may give notice to Landlord of Tenant's intention to terminate this Lease in which event this Lease shall terminate as to the damaged Premises within thirty (30) days after Landlord receives such notice, unless Landlord completes the repair of the Premises within thirty (30) days after Landlord receives such notice. The failure of Tenant to timely notify Landlord of Tenant's election to terminate this lease shall be deemed to be Tenant's election not to terminate this Lease. In addition, in the event that Landlord has diligently and continuously prosecuted such restoration or repair during such period, the exercise by Tenant of the option to terminate set forth in the previous two (2) sentences shall be delayed until such time as Landlord has failed to diligently and continuously prosecute such restoration or repair to completion. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, and, provided that such casualty was not caused by the gross negligence or willful misconduct of Tenant, and unless Landlord has been able to provide Substitute Space for Tenant, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy (based upon that portion of Base Rent applicable to the portion of the Premises subject to such casualty); provided, however, the Premises shall not be considered unfit for occupancy at any time that (i) such of the Improvements Restoration has been completed so as to permit occupancy as evidenced by the issuance of a Certificate of Occupancy or its equivalent for the Premises by the appropriate governmental entity having jurisdiction over the Premises for the purpose of issuing such certificate, or (ii) if no such certificate can be or is required to be issued by any appropriate governmental entity under applicable laws, ordinances, or regulations, at such time as the Improvements Restoration have been substantially completed and tendered to Tenant.

         (b) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

         (c) If either Tenant or Landlord shall elect to terminate this Lease as permitted in this Section 14.01, then (i) such termination shall be effective thirty (30) days after such notice is deemed received and (ii) all Base Rent and other sums payable by Tenant to Landlord hereunder shall be prorated and paid up to the time of such fire or other casualty.

         (d) If the casualty occurs during the last twelve (12) months of the Term and the Premises cannot be repaired or reconstructed within one (1) month of the date of such casualty, then either party shall have the right to elect to terminate this Lease by written notice of such election delivered to the other party within ten (10) days after the date of such casualty.

                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN

15.01    EMINENT DOMAIN

If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises are thus taken or sold (whether or not the Premises are affected thereby) and Landlord determines in its sole discretion that it is not feasible to operate the portion of the Building remaining after such taking, then Landlord may terminate this Lease by giving written notice thereof to the Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises are taken by the condemning authority. If less than the whole or substantially the whole of the Premises are taken or sold and the remainder of the Premises are rendered untenantable, in Tenant's reasonable opinion, Tenant may indicate its intent to terminate this Lease by giving Landlord written notice of same within thirty (30) days after the date of receiving notice of condemnation by the condemning authority (the "Premises Taking Date"). Such notice shall specify with particularity the items or characteristics of the remainder of the Premises which render it untenantable. Landlord shall thereafter have a period of ninety (90) days to cure the items of untenantability, including, without limitation, the relocation of Tenant to another space in the Building reasonably comparable to the condemned portion of the Premises, in which case Landlord shall pay Tenant's reasonable moving costs if Tenant relocates. This Lease shall terminate on, and no further rentals shall accrue after the Premises Taking Date, unless the taking is cured within the above described cure period or unless Landlord has filed a court action, contesting Tenant's claims that the remainder of the Premises is untenantable. In the event that Tenant fails to give such notice in the manner and within the time period specified in this Section, such right to terminate shall be deemed to have been irrevocably waived by Tenant and the remainder of the Premises shall be deemed to be tenantable. If this Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be diminished by an amount representing that portion of Base Rent applicable to the portion of the Premises subject to such taking or sale, and Landlord shall restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Shell Improvements and Initial Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building and/or the Shell Improvements, Initial Improvements and Tenant Improvements shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation. Nothing contained herein shall be deemed to deny Tenant its right to claim from the condemning authority compensation damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefore, and provided Landlord's condemnation claim is in no way diminished thereby.


                                 ARTICLE SIXTEEN
                                    INSURANCE

16.01    TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of The State of Texas; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all personal property of Tenant, including, without limitation, equipment, installations, and fixtures installed at Tenant's expense, and contents of the Premises in the event of loss, and in such additional amounts as are required to meet Tenant's obligations pursuant to
Section 14.01(a), and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord, subject to Section 16.04 below; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires. Tenant shall also be responsible for its own deductibles applicable to any insurance carried by it. Notwithstanding the foregoing, NGC Corporation shall have the right to self insure as to the insurance coverage set forth in item (c) of this Section 16.01.

16.02    FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) (other than the coverage set forth in Section 16.01(b) above) name Landlord and the Indemnitees as additional insureds, (ii) be issued by one or more responsible insurance companies licensed to do business in Texas reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts reasonably satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03    LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in Texas on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or wilful misconduct.

16.04    WAIVER OF SUBROGATION

         (a) Landlord agrees that, so long as the same is permitted under the laws of Texas, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

         (b) Tenant agrees to include, so long as the same is permitted under the laws of Texas, in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

         (c) Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents, employees, contractors, visitors or invitees for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents, employees, contractors, visitors or invitees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents, employees, contractors, visitors or invitees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 16.04 (c) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents employees, contractors, visitors or invitees or such other tenant and the servants, agents or employees thereof.

         (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

         (e) Notwithstanding the foregoing provisions of this Section 16.04, the failure of Tenant to take out or maintain any insurance policy required under Article Sixteen hereof, or NGC Corporation's election to self-insure shall be a defense for the Landlord to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by any such required policy. Similarly, the failure of Landlord to take out or maintain any insurance policy required under Article Sixteen hereof shall be a defense for the Tenant to any claim asserted by Landlord by reason of any loss sustained by Landlord that would have been covered by any such required policy. THE FOREGOING WAIVERS SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR FAULT OF LANDLORD OR TENANT. It is also the intent that neither party will make a claim against the other for any deductibles which may be applicable to any insurance policies carried by either of the parties.

16.05    NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.


                                ARTICLE SEVENTEEN
                                    LIABILITY

17.01    LIABILITY

LANDLORD SHALL NOT BE LIABLE TO TENANT, OR TO TENANT'S AGENTS, SERVANTS, EMPLOYEES, CUSTOMERS, CONTRACTORS, SUBCONTRACTORS, OR INVITEES FOR: (A) ANY INJURY TO PERSON OR DAMAGE TO PROPERTY CAUSED BY AN ACT, OMISSION, OR NEGLECT OF TENANT, ITS AGENTS, SERVANTS, EMPLOYEES, INVITEES, LICENSEES, CONTRACTORS, SUBCONTRACTORS, OR ANY OTHER PERSON ENTERING THE BUILDING UNDER THE INVITATION OF TENANT OR ARISING OUT OF THE USE OF THE BUILDING BY TENANT OR ARISING OUT OF THE CONDUCT OF TENANT'S BUSINESS OR OUT OF A DEFAULT BY TENANT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER; (B) ANY INJURY TO PERSON, DAMAGE OR OTHER LOSS CAUSED BY OR THROUGH THE ACTS OR OMISSIONS OF OTHER TENANTS OF THE BUILDING OR OTHER PERSONS WHOMSOEVER; OR (C) ANY CONSEQUENTIAL DAMAGES REGARDLESS OF CAUSATION. WITH RESPECT TO TORT CLAIMS AGAINST LANDLORD, LANDLORD SHALL NOT BE LIABLE TO TENANT OR TO ANY OTHER PERSON FOR ANY ACT OR OMISSION OF LANDLORD OR OF ITS AGENTS OR EMPLOYEES, NEGLIGENT OR OTHERWISE, EXCEPT FOR ACTUAL DAMAGES OR COSTS INCURRED AS A DIRECT RESULT OF AND CAUSED DIRECTLY BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LANDLORD (OR OF LANDLORD'S AGENTS OR EMPLOYEES) IN CIRCUMSTANCES IN WHICH LANDLORD IS DEEMED TO BE LIABLE AT LAW FOR SUCH ACTS OR OMISSIONS. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL EVER BE CONSTRUED AS CREATING LIABILITY IN EXCESS OF THAT EXISTING AT LAW OR, IN ANY EVENT, INCREASING THE LIABILITY OF LANDLORD, UNDER ANY THEORY OR CAUSE OF ACTION, HOWEVER DENOMINATED, FROM THAT EXISTING AT LAW. TENANT SHALL NOT BE LIABLE TO LANDLORD, OR TO LANDLORD'S AGENTS, SERVANTS, EMPLOYEES, CUSTOMERS, CONTRACTORS, SUBCONTRACTORS, OR INVITEES FOR: (A) ANY INJURY TO PERSON OR DAMAGE TO PROPERTY CAUSED BY AN ACT, OMISSION, OR NEGLECT OF LANDLORD, ITS AGENTS, SERVANTS, EMPLOYEES, INVITEES, LICENSEES, CONTRACTORS, SUBCONTRACTORS, OR ANY OTHER PERSON ENTERING THE BUILDING UNDER THE INVITATION OF LANDLORD OR ARISING OUT OF THE USE OF THE BUILDING BY LANDLORD OR ARISING OUT OF THE CONDUCT OF LANDLORD'S BUSINESS OR OUT OF A DEFAULT BY LANDLORD IN THE PERFORMANCE OF ITS OBLIGATIONS

HEREUNDER; OR (B) ANY CONSEQUENTIAL DAMAGES REGARDLESS OF CAUSATION. REGARDING DAMAGE TO PROPERTY, THIS SECTION 17.01 IS SUBJECT TO SECTION 16.04.

                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS

18.01    RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on EXHIBIT "D" attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall prevail.

18.02    ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on EXHIBIT "D" or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen.


                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

19.01    RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (1) Subject to the provisions of the Signage Exhibit attached hereto as EXHIBIT "F," to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) Upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) Upon reasonable notice to Tenant, to allow prospective mortgagees and purchasers (or their designees) to inspect the Premises at reasonable hours any time during the Term; (6) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (7) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; and (8) To close the Building after Normal Business Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times in accordance with the other provisions of this Lease and under such regulations as Landlord prescribes for security purposes.


                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01  IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute and deliver an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect; (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that to the best of Tenant's knowledge Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that to the best of Tenant's knowledge, Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and to the best of Tenant's knowledge has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof provided same do not alter the provisions of this Lease; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02  ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, pursuant to a request made under Section 20.01, and, if Landlord gives Tenant another notice of such failure and such failure continues for an additional period of ten (10) days thereafter, then such failure shall be an Event of Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a penalty equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.


                               ARTICLE TWENTY-ONE
                              RELOCATION OF TENANT

(Not applicable.)


                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS

Tenant represents that, except for Cushman Realty Corporation, Tenant is not being represented by any other real estate broker, sales person, or finder in connection with this Lease. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in this Article.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01    SUBORDINATION AND ATTORNMENT TO MORTGAGE

This Lease shall be subject and subordinate to any mortgage, deed of trust or other lien hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, consolidations, refinancing, and/or extension thereof ("Landlord's Mortgage"), provided (and only if) the holder of any such future mortgage, deed of trust, or lien ("Landlord's Future Mortgagee") executes an agreement with Tenant containing provisions substantially the same as those set forth in EXHIBIT "G". Tenant further agrees to execute such instruments as may be reasonably requested by Landlord or such Landlord's Future Mortgagee confirming the subordination provision of this Section. Tenant agrees that the holder of any Landlord's Future Mortgage shall have the right at any time to subordinate Landlord's Future Mortgage to this Lease.

23.02    MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                               ARTICLE TWENTY-FOUR
                                     NOTICES

         (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

         (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

                  (1)      Notices to Landlord shall be addressed:

                           Metropolitan Life Insurance Company
                           Attn:  Property Manager
                           1000 Louisiana Street, Suite 500
                           Houston, Texas  77002

                  with a copy to the following:

                           Metropolitan Life Insurance Company
                           Attn:  Assistant Vice-President
                           5420 LBJ Freeway, Suite 1310
                           Dallas, Texas  75240

                  (2)      Notices to Tenant shall be addressed:

                           (a) PRIOR TO COMMENCEMENT DATE:

                               NGC Corporation
                               13430 Northwest Freeway, Suite 1200
                               Houston, Texas  77040-6095
                               Attention:    Rich H. Niermeyer, Manager of
                                             Office Administration

                  with a copy to:

                               NGC Corporation
                               13430 Northwest Freeway, Suite 1200
                               Houston, Texas  77040-6095
                               Attention:    Kenneth Randolph, Vice President
                                             and Legal Counsel

                           (b)  AFTER COMMENCEMENT DATE:

                                NGC Corporation
                                1000 Louisiana, Suite 5800
                                Houston, Texas  77002
                                Attention:   Rich H. Niermeyer, Manager of
                                             Office Administration

                  with a copy to:

                                NGC Corporation
                                1000 Louisiana, Suite 5800
                                Houston, Texas  77002
                                Attention:   Kenneth Randolph, Vice President
                                             and Legal Counsel


         (c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective as of the date same are postmarked as having been deposited in the United States mail.

However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal delivery to Landlord or Tenant at the above addresses, or in the case of delivery by Federal Express or other overnight courier service, in which event, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

         (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.


                               ARTICLE TWENTY-FIVE
                                  MISCELLANEOUS

25.01    LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent and Rent Adjustments, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including, without limitation Monthly Base Rent and Rent Adjustments not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect or the date such payment was due as provided in Article Three of this Lease.

25.02    WAIVER OF JURY TRIAL

THIS LEASE CONTAINS A WAIVER OF JURY TRIAL BY LANDLORD AND TENANT IN SECTION 11.01(H).

25.03    DEFAULT UNDER OTHER LEASE

(Not applicable).

25.04    OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall, when executed by Tenant, constitute an offer on the part of Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.05    AUTHORITY

Each party represents and warrants to the other party that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.06    ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

(Not applicable).

25.08    EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns: (a) that any liability or obligation under this Lease; (b) that any liability or obligation of Landlord to Tenant (or any other party) for a tort related to the Property; and (c) that any other circumstance in which Landlord is judicially determined to have liability or obligation to Tenant (or any other party) related to the Property shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors. Provided, however, in the event Landlord shall sell the Property, any such enforcement may extend (but shall be strictly limited) to the amount of any proceeds of the sale received by Landlord, which amount shall not include the amount of any debt paid from the sales proceeds, and Landlord shall not be liable for any obligations or causes of action arising, occurring or accruing after the date of Landlord's sale or transfer of the Property provided that all of such obligations hereunder are specifically assumed by the buyer or transferee. This Section 25.08 is not intended, nor shall it be deemed, to increase Landlord's liability beyond that set forth in Sections 17.01 and/or 25.10 hereof.

25.09    ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

25.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder are specifically assumed by the buyer or transferee.

25.11    BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12    CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13    APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Texas. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.14    VACATION OF PREMISES

In the event Tenant vacates the Premises but is otherwise in compliance with all the other terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, and (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises.

25.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation) to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord. This Section is subject to the provisions of Article Eleven.

25.16    PARKING

Certain limited parking rights in the Building Garage, the 1400 Louisiana Garage and the 777 Clay Garage are granted to Tenant in accordance with and subject to the terms of EXHIBIT "E" attached to this Lease and incorporated herein for all purposes.

25.17    SIGNAGE

Tenant is permitted the right to erect the Signage in accordance with and subject to the terms of EXHIBIT "F" attached to this Lease and incorporated herein for all purposes.

25.18    EXPANSION OPTIONS

Certain limited rights regarding expansion of the Premises are granted to Tenant in accordance with and subject to the terms of EXHIBIT "H" attached to this Lease and incorporated herein for all purposes.

25.19    CONTRACTION OPTION

Certain limited rights regarding contraction of the Premises are granted to Tenant in accordance with and subject to the terms of EXHIBIT "I" attached to this Lease and incorporated herein for all purposes.

25.20    PREFERENTIAL RIGHTS

Certain limited preferential rights regarding expansion of the Premises are granted to Tenant in accordance with and subject to the terms of EXHIBIT "J" attached to this Lease and incorporated herein for all purposes.

25.21    RENEWAL OPTIONS

Certain limited rights of renewal are granted to Tenant in accordance with and subject to the terms of EXHIBIT "K" attached to this Lease and incorporated herein for all purposes.

25.22    PRESS RELEASE

Prior to the Commencement Date, except as required by Laws, neither Landlord nor Tenant shall unilaterally publicize the existence or terms of this Lease (including, without limitation, by press release or other announcement other than strictly within the respective companies) until written permission is given to do so by the other. If an announcement is made within either company it shall be accompanied by a request that the information be kept confidential. Provided, however, notwithstanding the foregoing, in no event shall either Tenant or Landlord (or anyone acting on their respective behalves) be liable for damages of any kind whatsoever whether actual, consequential, liquidated, punitive, or otherwise if a unilateral publication is made in contravention of this Section.

25.23    MEMORANDUM OF LEASE

Within thirty (30) days after the date of this Lease Landlord and Tenant shall execute and acknowledge a Memorandum of Lease in the form attached hereto as EXHIBIT "P". Nothing in such Memorandum of Lease shall modify or amend any provisions of this Lease.

25.24    ROOFTOP ANTENNAE

Certain limited rights regarding two (2) rooftop antennae are granted to Tenant in accordance with and subject to the terms of EXHIBIT "T" attached to this Lease and incorporated herein for all purposes.

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS LEASE HEREBY ACKNOWLEDGE AND AGREE THAT THIS LEASE (AND ATTACHED EXHIBITS) CONTAINS CERTAIN INDEMNIFICATION PROVISIONS.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

                       LANDLORD:

                       METROPOLITAN LIFE INSURANCE COMPANY


                       By:
                            David G. Rogers
                            Assistant Vice-President


                       Date:


                       METROPOLITAN TOWER REALTY COMPANY, INC.



                       By:
                            David G. Rogers
                            Vice-President

                       Date:



                       TENANT:

                       NGC CORPORATION



                       By:
                            C.L. Watson
                            Chairman & Chief Executive Officer

                       Date: